Exhibit 2.1

                             CONTRIBUTION AGREEMENT

                                      Among

                        CONTRIBUTORS SHOWN ON EXHIBIT A,

                             AEGIS REALTY, INC., and

                    AEGIS REALTY OPERATING PARTNERSHIP, L.P.

                                DECEMBER 20, 2000

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  AGREEMENT TO CONTRIBUTE.............................................1

ARTICLE 2  PROPERTY............................................................1
    SECTION 2.1       Tangible Property........................................1
    SECTION 2.2       Intangible Property......................................4
    SECTION 2.3       Excluded Property........................................4

ARTICLE 3  CONSIDERATION.......................................................4
    SECTION 3.1       Consideration............................................4
    SECTION 3.2       Reimbursement of Capital Expenditures....................5
    SECTION 3.3       Number of Units;  Adjustments to the Components
                        of the Consideration...................................5
    SECTION 3.4       Exchange Rights for Units................................6
    SECTION 3.5       Registration Rights......................................7
    SECTION 3.6       Representations and Warranties With Respect to
                        Units and Common Stock.................................7
    SECTION 3.7       Investment Representations and
                        Warranties of Contributors.............................8
    SECTION 3.8       Adjustment to Exchange Ratio.............................9
    SECTION 3.9       Transfer of Units to Contributors' Partners..............9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES......................................9
    SECTION 4.1       Representations and Warranties of the Company and OP.....9
    SECTION 4.2       Representations and Warranties of Contributors..........19

ARTICLE 5  COVENANTS RELATING TO CONDUCT OF BUSINESS..........................27
    SECTION 5.1       Covenants of the Company, OP and Contributors...........27

ARTICLE  6  ADDITIONAL AGREEMENTS.............................................35
    SECTION 6.1       Preparation of the Company Proxy Statement..............35
    SECTION 6.2       Access to Information...................................35
    SECTION 6.3       Company Stockholders' Meeting...........................36
    SECTION 6.4       Consents and Approvals..................................36
    SECTION 6.5       Reservation of Shares; Validity of Shares...............37
    SECTION 6.6       Employee Benefit Plans..................................37
    SECTION 6.7       Expenses; Liquidated Damages............................37
    SECTION 6.8       Brokers or Finders......................................38
    SECTION 6.9       Board of Directors......................................39
    SECTION 6.10      Additional Agreements...................................40
    SECTION 6.11      Conveyance Taxes........................................40
    SECTION 6.12      Public Announcements....................................40
    SECTION 6.13      Notification of Certain Matters.........................40
    SECTION 6.14      Tax Provisions..........................................41
    SECTION 6.15      Assumption of Debt......................................41
    SECTION 6.16      Maintenance of Debt.....................................42


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    SECTION 6.17      Restrictions on Subsequent Sale of Properties...........43
    SECTION 6.18      Permitted Sales of Properties...........................43
    SECTION 6.19      Pre-Closing Distributions from Contributed
                        Partnerships..........................................43
    SECTION 6.20      Employment and Non-Competition Agreements...............43
    SECTION 6.21      Purchase Restrictions...................................44
    SECTION 6.22      Development Partnerships................................44
    SECTION 6.23      Advisory Fees...........................................45
    SECTION 6.24      Grant of Company's Existing Stock Options...............45
    SECTION 6.25      Voting Rights...........................................45
    SECTION 6.26      Confidentiality.........................................45
    SECTION 6.27      Due Diligence, Title and Closing Costs..................45
    SECTION 6.28      Title Policies..........................................46
    SECTION 6.29      Surveys.................................................46
    SECTION 6.30      Environmental Reports...................................47
    SECTION 6.31      Properties..............................................47

ARTICLE 7  CONDITIONS PRECEDENT...............................................47
    SECTION 7.1       Conditions to Each Party's Obligation to Effect
                        the Contribution......................................47
    SECTION 7.2       Conditions of Obligations of Contributors...............48
    SECTION 7.3       Conditions of Obligations of the Company and OP.........50

ARTICLE 8  CLOSING AND CLOSING DOCUMENTS......................................51
    SECTION 8.1       Closing.................................................51
    SECTION 8.2       Contributor's Deliveries................................51
    SECTION 8.3       The Company's and OP's Deliveries.......................53
    SECTION 8.4       Prorations..............................................55
    SECTION 8.5       Reconciliation and Final Payment........................56
    SECTION 8.6       Accounts Payable........................................56
    SECTION 8.7       Accounts Receivable.....................................56
    SECTION 8.8       Employees...............................................56
    SECTION 8.8       Proration of POB's Operating Costs......................56

ARTICLE 9  TERMINATION AND AMENDMENT..........................................57
    SECTION 9.1       Termination.............................................57
    SECTION 9.2       Effect of Termination...................................58
    SECTION 9.3       Remedies for Breach of this Agreement...................58
    SECTION 9.4       Amendment...............................................59
    SECTION 9.5       Extension; Waiver.......................................59


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ARTICLE 10  GENERAL PROVISIONS................................................59
    SECTION 10.1      Survival of Representations, Warranties and
                        Agreements; Indemnification...........................59
    SECTION 10.2      Notices.................................................63
    SECTION 10.3      Interpretation..........................................65
    SECTION 10.4      Counterparts............................................65
    SECTION 10.5      Entire Agreement; No Third Party Beneficiaries..........65
    SECTION 10.6      Governing Law...........................................65
    SECTION 10.7      No Remedy in Certain Circumstances......................65
    SECTION 10.8      Assignment..............................................66
    SECTION 10.9      Gender and Number Classification........................66
    SECTION 10.10     Knowledge...............................................66
    SECTION 10.11     Time Periods............................................66
    SECTION 10.12     Condemnation and Destruction............................66
    SECTION 10.13     Exhibits and Schedules..................................67


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                                    EXHIBITS

Exhibit A    List of Contributors and their Contributed Properties
Exhibit B    Inventory of Excluded Property
Exhibit C    Form of Lock-up Agreement
Exhibit D    Form of Exchange Rights Agreement
Exhibit E    Form of Qualifying Partner Questionnaire
Exhibit F    Form of Registration Rights Agreement
Exhibit G    Form of Joint Press Release
Exhibit H    Form of BankBoston Estoppel Letter
Exhibit I    Form of Charter Amendments
Exhibit J    Contributors' Expenses
Exhibit K    Company Expenses
Exhibit L    Form of Non-Competition Agreement
Exhibit M    Form of Tax Opinion
Exhibit N    Management Internalization Agreement
Exhibit O    Form of Assignment of Partnership Interests
Exhibit P    Form of Assignment and Bill of Sale
Exhibit Q    Form of Partnership Amendment
Exhibit R    Form of Non-foreign Affidavit

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                                    SCHEDULES

Schedule 4.1(b)     Exceptions to Representations Regarding Capital Structure
Schedule 4.1(c)     Exceptions to Representations Regarding Authority
Schedule 4.1(g)     Litigation
Schedule 4.1(h)     Delinquent Tax Returns; Taxes Being Contested; Tax Sharing
                     Agreements
Schedule 4.1(i)     Certain Employment, Consulting, Stock or Benefit Agreement
                     or Plans
Schedule 4.1(j)     Benefit Plans
Schedule 4.1(k)     Title Policies
Schedule 4.1(l)     Material Changes or Events Since October 1, 2000
Schedule 4.1(n)     Debt
Schedule 4.1(p)     Environmental Matters
Schedule 4.1(q)     Insurance Policies
Schedule 4.1(x)     Rent Roll; Pending Actions, Claims and Proceedings
Schedule 4.2(c)     Liens Encumbering Contributed Partnership Interests
Schedule 4.2(g)     Litigation
Schedule 4.2(h)     Tax Sharing Agreements
Schedule 4.2(i)     Certain Agreements
Schedule 4.2(j)     Title Policies
Schedule 4.2(k)     Material Changes or Events Since January 1, 2000
Schedule 4.2(l)     Environmental Matters
Schedule 4.2(n)     Insurance Policies
Schedule 4.2(s)     Contributed Partnerships' Debt
Schedule 4.2(t)     Rent Roll; Pending Actions, Claims and Proceedings
Schedule 5.1(f)     Pending Acquisitions
Schedule 5.1(g)     Permitted Dispositions
Schedule 5.1(h)-1   Permitted Changes to OP Contracts
Schedule 5.1(h)-2   Permitted Early Terminations of Contributors' Leases
Schedule 5.1(i)-1   Terms of Ernst Lease Buy Out
Schedule 5.1(i)-2   Pro Forma Development Loan
Schedule 6.8-1      Agreement with Bear, Stearns & Co., Inc.
Schedule 6.8-2      Agreement with Prudential Securities Incorporated
Schedule 6.18       Permitted Sales of Properties
Schedule 6.28       Title Companies
Schedule 10.1(g)    Assets Excepted from Recourse Liability


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                                GLOSSARY OF TERMS

        Term                                             Section
        ----                                             -------

Agreement....................................    Introductory Paragraph

Alternative Transaction......................    5.1(e)(i)

Amendment....................................    8.2(e)

Assignee.....................................    3.9

Assignments and Bills of Sale................    8.2(d)

Assignments of Partnership Interests.........    8.2(b)

BankBoston Agreement.........................    5.1(i)

Charter Amendments...........................    6.3

Closing......................................    8.1

Closing Date.................................    8.1

Code.........................................    4.1(h)(i)

Common Stock.................................    3.4

Company......................................    Introductory Paragraph

Company Benefit Plans........................    4.1(j)(i)

Company Board................................    4.1(c)

Company Controlled Group.....................    4.1(j)(i)

Company Expenses.............................    6.7(c)

Company Permits..............................    4.1(f)

Company Proxy Statement......................    4.1(c)

Company Stockholder Approval Condition.......    4.1(c)

Company Stockholders' Meeting................    4.1(c)

Confidentiality Agreement....................    5.1(e)(i)

Consideration................................    3.1

Contributed Partnership......................    Recital A

Contributed Partnership Controlled Group.....    4.2(m)

Contributed Partnership's Debt...............    4.2(s)

Contributor(s)...............................    Introductory Paragraph

Contributor Closing Documents................    7.3(e)

Contributor Material Adverse Effect..........    4.2(a)

Contributor Permits..........................    4.2(f)

Contributors' Expenses.......................    6.7(b)(i)

Debt.........................................    4.2(s)

Delaware Act.................................    3.6(b)


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Deposits.....................................    2.1(f)

Development Partnerships.....................    6.22

DOJ..........................................    4.1(c)

Employment Agreements........................    6.20

Environmental Laws...........................    4.1(p)

ERISA........................................    4.1(j)(i)

Exchange Act.................................    4.1(c)

Exchange Rights Agreements...................    3.4

FCPA.........................................    4.1(r)

FF&E.........................................    2.1(c)

FF&E Leases..................................    2.1(h)(v)

FTC..........................................    4.1(c)

GAAP.........................................    4.1(d)

Governmental Entity..........................    4.1(c)

Gross Up Amount .............................    10.1(f)

Hazardous Substances.........................    4.1(p)

HSR Act......................................    4.1(c)

Improvements.................................    2.1(b)

Income-Producing Property....................    5.1(f)(ii)

Indemnitee...................................    10.1(d)

Indemnitor...................................    10.1(d)

Indemnity Collateral.........................    10.1(g)

Information..................................    6.26

Intangible Property..........................    Recital A

Investment Company Act.......................    4.1(u)

Joint Notification Letters...................    8.2(l)

Knowledge....................................    10.10

Land.........................................    2.1(a)

Lease(s).....................................    2.1(e)

Lender.......................................    5.1(i)

Licenses.....................................    2.1(h)(iii)

Lien.........................................    4.1(c)

Lock-up Agreements...........................    3.4

Losses.......................................    10.1(f)

Management Internalization Agreement.........    7.2(f)


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Material Adverse Effect......................    4.1(a)

Notice of Breach.............................    10.1(a)

Offer Price..................................    6.15(d)

OP...........................................    Introductory Paragraph

OP Closing Documents.........................    7.2(q)

OP Debt......................................    4.1(n)

OP Permitted Exceptions......................    4.1(k)

Partnership Agreement........................    3.3

Partnership Record Date......................    3.6(e)

PCBs.........................................    4.1(p)

Permitted Exceptions.........................    4.2(j)

Plans and Specs..............................    2.1(h)(iv)

POB..........................................    2.3

Preferred Stock..............................    4.1(b)

Property/Properties..........................    Recital A

Qualifying Partner Questionnaires............    3.4

Records......................................    2.1(j)

Registration Rights Agreement................    3.5

REIT.........................................    4.1(h)(ii)

Release Date.................................    10.1(h)

Representatives..............................    5.1(e)(i)

Restricted Persons...........................    5.1(f)(ii)

SEC..........................................    3.5

SEC Documents................................    4.1(d)

Securities Act...............................    3.7(c)

Service Contracts............................    2.1(h)(i)

State Takeover Laws..........................    4.1(m)

Statutory Duties.............................    5.1(e)(i)

Subsidiary/Subsidiaries......................    4.1(a)

Supplies.....................................    2.1(d)

Survival Period..............................    10.1(a)

Tangible Property............................    Recital A

Target.......................................    5.1(e)(iv)

Tax Partnership..............................    4.1(h)(i)

tax/taxes/taxable............................    4.1(h)(i)


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Tenant Security Deposits.....................    8.4(e)

Title Company................................    6.28

Title Policies...............................    6.28

Tradenames...................................    2.1(g)

Unit Price...................................    3.3

USTs.........................................    4.1(p)

Utility Reservations.........................    2.1(i)

Violation....................................    4.1(c)

Warranties...................................    2.1(h)(ii)

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT dated as of December 20, 2000 (this "Agreement"), by and among the contributors shown on Exhibit A (individually "Contributor" and collectively "Contributors"), AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("OP"), and AEGIS REALTY, INC., a Maryland corporation (the "Company").

                              W I T N E S S E T H :

      A. Each Contributor owns the property listed opposite its name on Exhibit A attached hereto (individually, a "Property" and collectively, the "Properties"). The Properties collectively consist of either (i) tangible real and personal property and related contractual and other intangible rights ("Tangible Property"), or (ii) shares, membership interests or partnership interests ("Intangible Property") in an underlying corporation, limited liability company or limited partnership (a "Contributed Partnership").

      B. Each Contributor desires to contribute its Property or Properties to OP, and OP desires to accept the Properties from Contributors, on the terms and conditions hereinafter set forth.

      C. The Company, in order to induce Contributors to enter into this Agreement, has agreed to make certain representations, warranties and covenants in this Agreement, all upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT:

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                             AGREEMENT TO CONTRIBUTE

      For and in consideration of the mutual benefits enjoyed by one another under this Agreement, each Contributor agrees to contribute and convey its Property or Properties to OP and OP agrees to accept conveyance of the Properties pursuant to the terms and conditions set forth in this Agreement.

                                    ARTICLE 2
                                    PROPERTY

      SECTION 2.1 Tangible Property. As used in this Agreement, any particular Contributor's rights, titles and interests in, to and under the following items, subject in each case to Permitted Exceptions (as hereinafter


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defined) shall be included within the definition of a particular "Property"
consisting of Tangible Property to the extent that such item(s) relate to such Tangible Property:

            (a) All rights, titles, and interests of the Contributor in the land comprising such Property (the "Land") as well as rights appurtenant to the Land including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, (iv) the use of all alleys, easements and rightsofway, if any, abutting, adjacent, contiguous to or adjoining the Land, and (v) any oil, gas, water, or mineral rights;

            (b) All other buildings, structures, parking areas, and other improvements owned by Contributors and presently located upon such Land (collectively, the "Improvements");

            (c) All tangible personal property and fixtures, together with all parts and supplies pertaining thereto, of the Contributor (collectively, the "FF&E") of any kind attached to or located upon, and used in connection with, the ownership, maintenance, use or operation of a Property as of the date hereof (or acquired by a Contributor and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs, personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, fire prevention, and other mechanical fixtures and equipment and systems; environmental monitoring and/or remediation equipment or systems; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment; and all carpet, drapes, and other furnishings;

            (d) All merchandise, supplies, inventory and other items of the Contributor used for the operation and maintenance of the Property including, without limitation, all office supplies and stationery, advertising and promotional materials, cleaning, paper and other supplies, engineers' supplies, paint and painters' supplies, and other cleaning and maintenance supplies (collectively, the "Supplies");

            (e) All leases, franchises, licenses, occupancy agreements, "trade-out" agreements, or other agreements of the Contributor demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder (collectively, the "Leases" and individually, a "Lease");

            (f) All prepaid rents, tenant security deposits and, to the extent assignable, other deposits of the Contributor, including, but not limited to, utility deposits, non-tenant security deposits and rental deposits, and all other deposits for future services (collectively the "Deposits"), made in connection with the use or occupancy of the Improvements. All tenant security deposits are listed in Schedule 4.2(t) attached hereto;

            (g) Any and all telephone exchanges, trade names, trade styles, trade marks, and other identifying material, and all variations thereof, together with all related goodwill, in which the Contributor has rights that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Supplies, or FF&E (collectively, the "Tradenames");

            (h) To the extent assignable, any and all of the following in which the Contributor has rights that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Supplies, or FF&E:

                  (i) Contracts or agreements, such as maintenance, supply, service or utility contracts (collectively, the "Service Contracts");

                  (ii) Warranties, guaranties, indemnities, and claims for the benefit of a Contributor (collectively the "Warranties");

                  (iii) Licenses, permits, franchises, utility reservations, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party without material cost to a Contributor (collectively the "Licenses");

                  (iv) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, and other technical descriptions and reports to the extent in the Contributor's possession or control (collectively, the "Plans and Specs"); and

                  (v) Leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements (collectively, the "FF&E Leases").

            (i) To the extent assignable, the Contributor's interest in the right to receive water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, free and clear of all qualifications and encumbrances other than the obligation to pay the applicable utility company the published rate for utility consumption after Closing, and the foregoing right shall include, but not be limited to (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (ii) all reservations of or commitments covering any such use in the future, and (iii) all wastewater capacity reservations relating to the Land or Improvements (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations"); and

            (j) All books, records, promotional material, tenant data, marketing and leasing material and forms (including but not limited to any such records, data, information, material and forms in the form of computerized files), market studies, keys, and other materials of any kind owned by the Contributor and in the Contributor's possession or control, or which the Contributor has access to or may obtain and has the right to convey and deliver which are or may be used in the Contributor's ownership or use of the Land, the Improvements or the FF&E (collectively, the "Records"); provided, however, that a copy of any such material which constitutes a part of the Contributor's continuing business or financial records may be retained by such Contributor.

      SECTION 2.2 Intangible Property. As used in this Agreement, any particular Contributor's rights, titles and interests in, to and under the following items shall be included within the definition of a particular "Property" consisting of Intangible Property, to the extent that such item(s) relate to such Intangible
Property: the shares, membership interests, and partnership interests of the Contributor shown on Exhibit A relating to the Contributed Partnerships, together with all of the Contributor's other rights, titles and interests of whatsoever nature in and to the Contributed Partnerships, including, without limitation, (i) all of the Contributor's rights or claims to share in dividends, cash flow distributions, profits, surplus, or liquidation distributions from the Contributed Partnerships, (ii) subject to Section 6.19 hereof, all of the Contributor's rights or claims to all sums now due or owing as distributions, profits, surplus, or liquidation distributions regardless of whether such distributions are in the form of cash or property or are in the nature of dividends, profits, reimbursements, repayments, return of capital, return on capital, or fees, (iii) all of the Contributor's interest in, or claims to, the assets of the Contributed Partnerships or any proceeds from the sale, lease, or other disposition of any assets of the Contributed Partnerships, and (iv) any and all of the Contributor's claims against the Contributed Partnerships and/or their assets.

      SECTION 2.3 Excluded Property. Notwithstanding anything herein to the contrary, the contribution of P. O'B. Montgomery & Company, a Texas corporation ("POB"), shall not include any right, title or interest in or to name the name "P. O'B. Montgomery" or variations thereof or any of the pictures, paintings, artwork or other decorations that adorn POB's home office on the Closing Date or other personal property identified as being excluded on Exhibit B attached hereto. No Contributor or any of their affiliates shall use the name "P. O'B. Montgomery" or variations thereof in the real estate or related business from and after Closing to the extent and for so long as Philip O'B. Montgomery III is prohibited from doing so under any agreement with the Company, OP or their respective successors or assigns. All Contributed Partnerships which contain the name "P. O'B. Montgomery" shall be changed as soon as reasonably practical after Closing to a name that does not contain the name "P. O'B. Montgomery".


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                                    ARTICLE 3
                                  CONSIDERATION

      SECTION 3.1 Consideration. Subject to the terms of this Agreement, in return for Contributors contributing and conveying the Properties to OP, OP agrees to pay or deliver to Contributors the total consideration of Two Hundred Three Million, Five Hundred Thousand and No/100 Dollars ($203,500,000.00) (the "Consideration"), as may be adjusted as provided herein. The Consideration is preliminarily estimated to consist of (i) Three Million, One Thousand, Seven Hundred Fifty Eight and 77/100 Dollars ($3,001,758.77) in immediately available funds payable to Contributor at the Closing (the "Cash Portion"), (ii) Fifty Eight Million, Three Hundred Eighty Six Thousand, Five Hundred Seventy One and 12/100 Dollars ($58,386,571.12) worth of units of limited partner interest in OP ("Units") to be issued in accordance with the terms of this Article 3, and (iii) the assumption of the Debt (defined in Section 4.2(s) below) having a current outstanding balance of approximately One Hundred Forty-Two Million, One Hundred Eleven Thousand, Six Hundred Seventy and 11/100 Dollars ($142,111,670.11) as of September 30, 2000. The Consideration, the Cash Portion, the number of Units, and the Debt preliminarily allocated to each Contributor and to each of the Properties held by each Contributor is set forth on Exhibit A attached hereto. The aggregate number of Units issuable to Contributors at Closing shall be adjusted (in accordance with Section 3.3(b)) to reflect changes in the amount of the Debt from the preliminary estimated Debt listed in clause (iii) above to the actual outstanding principal of the Debt on the Closing Date.

      SECTION 3.2 Reimbursement of Capital Expenditures. The OP shall reimburse each Contributor of a Property hereunder in an amount equal to capital expenditures incurred by the Contributor with respect to the Property within two
(2) years preceding the Closing Date. The amount of any reimbursement pursuant to this Section 3.2 to a Contributor is a component of, and not in addition to, the Cash Portion allocated to a Property. The parties agree to report payments made pursuant to this Section 3.2 under Treasury Regulation Section 1.707-4(d).

      SECTION 3.3 Number of Units; Adjustments to the Components of the Consideration.

            (a) At the Closing, OP will issue and deliver to Contributors, in the aggregate, a total number of Units, subject to the terms of this Agreement, equal to the quotient obtained by dividing (i) the Consideration less the Cash Portion and the amount of the Debt outstanding at Closing, as adjusted by the terms of this Agreement, by (ii) $11.00 (the "Unit Price"). Each Contributor hereby subscribes for and agrees to accept the issuance of the Units and the terms and conditions of the Amended and Restated Agreement of Limited Partnership for OP dated as of October 1, 1997 (as amended, the "Partnership Agreement") as may be further amended as provided herein, and to execute and deliver at the Closing such other documents or instruments as may be required by the Company under Section 12.2 of the Partnership Agreement to effect such Contributor's admission as a limited partner in OP. At least five (5) business days prior to the Closing, Contributors shall provide to the Company all information reasonably required by the Company to properly register the Units in the names of each Contributor or Assignee (defined below).

            (b) Adjustments to the components of the Consideration shall be made as follows: (i) with respect to prorations (Section 8.4), adjustments shall be made in cash separate from and without change to the Consideration or any component thereof; (ii) changes in the Debt allocated to a Property to reflect amortization or other changes in the normal course of business shall result in an adjustment to the number of Units and/or the Cash Portion, at the Company's discretion, allocated to such Property on Exhibit A so that the total Consideration allocated to such Property does not change; (iii) the elimination of a Property (e.g., pursuant to Sections 5.1(g), 6.15 and 6.18) shall result in a reduction in the number of Units, Cash Portion and Debt components of the aggregate Consideration allocated to such Property on Exhibit A or as otherwise set forth in Section 6.18; and (iv) capital distributions made to Contributors which result in a reduction of the Consideration pursuant to Section 6.22 shall result in a proportionate reduction in the number of Units and Cash Portion components of the aggregate Consideration allocated to the Development Partnerships (defined below).

            (c) Sections 5.1(g) and (h) and the related Schedules to this Agreement contemplate, among other things, that the movie theater lease at Sonora Plaza may be bought out by the lessee and terminated and a portion of the parking lot at Sonora Plaza sold to a third party. In the event that such buy-out and/or sale occurs before the later of (I) Closing or (II) the earlier of (A) ten months from the date of this Agreement or (B) the termination of the lease buy-out agreement (with regard to the lease buy-out transaction) or the purchase and sale agreement (with regard to the sale transaction), the Contributors, on the one hand, and OP, on the other hand, agree to apply the proceeds of such lease buy-out and/or sale in accordance with this Section 3.3(c). If any lender requires the lease buy-out or sale proceeds to be applied against the Debt on Sonora Plaza, the number of Units otherwise issuable to the Contributor of Sonora Plaza under this Agreement shall be reduced by one half (1/2) of the amount of the proceeds so applied divided by the Unit Price. All proceeds which are received by Contributors in cash and are not required to be applied against the Debt on Sonora Plaza, shall be split as follows:

                  (i) If received by Contributors prior to Closing, one half (1/2) of such proceeds shall be payable by Contributors to OP in cash at Closing and:

                        (A) One half (1/2) of such proceeds shall be retained by
            Contributors and applied prior to Closing against the Debt encumbering Sonora Plaza or owed by P O'B. Apollo Florida, L.P. to the extent permissible under the loan documents encumbering Sonora Plaza or P O'B. Apollo Florida, L.P.'s property, ;

                        (B) To the extent that the amount referred to in Section
            3.3(c)(i)(A) above is not permitted to be applied prior to Closing against the Debt encumbering Sonora Plaza or owed by P O'B. Apollo Florida, L.P., such amount shall be paid by Contributors to OP in cash and OP shall issue to the Contributors of the Sonora Plaza additional Units at the Unit Price having a value equal to such amount;

                  (ii) If received after Closing, all of such proceeds shall be paid to, and retained by, OP and OP shall issue to the Contributors of the Sonora Plaza additional Units at the Unit Price having a value equal to one half (1/2) of such proceeds.

            (d) Notwithstanding anything herein to the contrary, Contributors shall be permitted (i) to reallocate up to $250,000 worth of Units (valued at the Unit Price) for cash at Closing for the purpose of cashing out certain non-management unaccredited investors that would otherwise be entitled to receive Units, and (ii) to reallocate $3,000,000 worth of Units (valued at the Unit Price) for cash at Closing in the event that the FHA mortgage loan and related equity loan on Woodgate Manor Apartments is repaid at or prior to Closing. Such reallocations shall not affect the total Consideration hereunder.

      SECTION 3.4 Exchange Rights for Units. Each Unit shall be exchangeable, at the option of the Contributor holding such Unit, for one share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), in accordance with, but subject to the restrictions contained in, Section 8.6 of the Partnership Agreement and the Exchange Rights Agreement referenced therein; provided, however, that no Contributor's exchange option may be exercised until after one year from the Closing Date. Each Contributor or Assignee shall enter into a Lock-up Agreement (collectively, "Lock-up Agreements") and Exchange Rights Agreement (collectively, "Exchange Rights Agreements") in substantially the same forms as attached hereto as Exhibits C and D, respectively. In addition, each Contributor or Assignee shall complete a Qualifying Partner Questionnaire (collectively, "Qualifying Partner Questionnaires") in substantially the same form as attached hereto as Exhibit E.

      SECTION 3.5 Registration Rights. Each Contributor and Assignee shall have the right to obtain registration with the Securities and Exchange Commission (the "SEC") of the shares of Common Stock issuable in exchange for such Contributor's Units on the terms set forth in the Registration Rights Agreement, in substantially the same form as attached hereto as Exhibit F, to be executed by Contributors, the Assignees and the Company at the Closing (the "Registration Rights Agreement").

      SECTION 3.6 Representations and Warranties With Respect to Units and Common Stock. Subject to the Company Stockholder Approval Condition (defined below), the Company and OP hereby jointly and severally represent and warrant to Contributors and the Assignees as follows:

            (a) The Company has the full legal right, power and authority to enter into the Amendment (as defined in Section 8.2(e) below) and to consummate the transactions contemplated therein. As of the Closing Date, the Exchange Rights Agreement and the Registration Rights Agreement will be duly authorized by all necessary corporate action and will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms. The Partnership Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

            (b) The Units, when issued, will be duly and validly authorized and issued, will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), and the issuance of the Units will not trigger any preemptive or similar rights. As a holder thereof, as of the Closing Date each Contributor shall be admitted as a limited partner of OP entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement as amended by the Amendment with the same rights, preferences and privileges as all existing limited partners on a pari passu basis. The shares of Common Stock for which the Units may be exchanged (i) will be duly authorized and, when issued, (ii) will be validly issued, fully paid and nonassessable, and (iii) will not trigger any preemptive or similar rights. Authorized and unissued shares of Common Stock sufficient to permit such exchange shall at all times be reserved by the Company.

            (c) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the (i) valid authorization, issuance, sale and delivery of the Units, (ii) the valid authorization, issuance, sale and delivery of shares of Common Stock upon exchange of the Units, and (iii) the execution, delivery and performance of the Exchange Rights Agreement and the Registration Rights Agreement by the Company, will be made or obtained and will be in full force and effect.

            (d) Neither the issuance, sale and delivery by OP of the Units, nor the issuance, sale and delivery by the Company of the shares of Common Stock upon exchange of the Units, nor the execution, delivery and performance of the Exchange Rights Agreement or the Registration Rights Agreement, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the charter or bylaws of the Company or the certificate of limited partnership or the Partnership Agreement of OP; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or OP is a party or to which any of them, any of their respective properties or other assets is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or OP.

            (e) The holder of each Unit shall be entitled to receive, and shall receive, the distributions described in the Partnership Agreement. With respect to the first Partnership Record Date (defined below) on or after the Closing for distributions by the OP, the Contributors receiving Units shall receive distributions payable with respect to the Units on a pro rata basis based upon the number of days from and after the Closing Date in the calendar quarter preceding such Partnership Record Date. "Partnership Record Date" shall mean the record date established by the Company for any particular distribution of the Available Cash (as defined in and pursuant to the Partnership Agreement) which record date shall be the same as the record date established by the Company for distribution to its stockholders of some or all of their portion of such distribution.

            (f) The representations and warranties contained in this Section 3.6 do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and information contained in this
Section 3.6 not misleading.

      SECTION 3.7 Investment Representations and Warranties of Contributors. Each Contributor, as to itself only, hereby represents and warrants to the Company and OP as follows:

            (a) It is familiar with the business and financial condition of the Company and OP, and is not relying upon any representations made to it by the Company, OP or any of the officers, employees or agents of either of them that are not contained or referred to herein.

            (b) It is aware of the risks involved in making an investment in the Units and in the Common Stock for which such Units are exchangeable. It has had an opportunity to ask questions of, and to receive answers from, OP and the Company, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs and business of OP and the Company. Contributor confirms that all documents, records and information pertaining to its investment in OP that have been requested by it have been made available or delivered to it prior to the date hereof.

            (c) It understands that neither the Units nor the shares of Common Stock for which the Units may be exchanged have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units for which each Contributor hereby subscribes are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws, and (except as expressly set forth herein) Contributor has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Each Contributor understands that the Units will contain appropriate legends reflecting the requirement that the Units not be resold by the Contributor without registration under such laws or the availability of an exemption from such registration.

            (d) It is an "accredited investor", as such term is defined in Regulation D, promulgated under the Securities Act.

      SECTION 3.8 Adjustment to Exchange Ratio. If prior to the Closing Date the Company, by stock dividend, split, reverse split, reclassification or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares and the Units are not adjusted in a similar manner, then each Contributor's exchange right shall be revised, as appropriate, so that (i) the new class of shares shall replace the old class of shares as those subject to each Contributor's exchange right, and (ii) the number of shares which will be issued upon exchange of each Contributor's Units shall be proportionately adjusted. If prior to the Closing Date the Company consolidates with or merges into another corporation or entity, each Contributor shall be entitled to receive, upon an exchange of its Units immediately following such a merger or consolidation, the same securities or other consideration which a holder of the Common Stock of the Company received in the merger or consolidation, as though each Contributor had exercised its right to exchange immediately prior to the merger or consolidation.

      SECTION 3.9 Transfer of Units to Contributors' Partners. Upon submission to OP of (i) evidence that such transfer and assignment is made in a transaction exempt from registration, (ii) a certificate of representations and warranties as to the investment sophistication of the transferee(s), containing substantially the same representations and warranties as set forth in Section
3.7 above, and (iii) such transferee's written agreement to be subject to the terms of this Agreement as if such transferee were a Contributor, each Contributor shall be permitted at, and contemporaneously with, Closing to transfer and assign its Units to its partners (both general and limited) in such proportion as such Contributor deems appropriate (such assignees being referred to herein as the "Assignees"), and OP and the Company agree (i) to enter on OP's records the names of such Assignees as the owner of the Units, (ii) to treat such Assignees as the owner of the Units for all purposes thereafter, and (iii) to treat each Assignee as the permitted successor and assignee of such Assignee's assigning Contributor for all purposes under this Agreement and under any of the documents delivered by or to such Contributor in connection with the Closing. The identity of the Assignees (and any other information required by Section 3.3(a)) shall be provided by the Contributors at least five (5) business days prior to the Closing.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1 Representations and Warranties of the Company and OP. The Company and OP hereby jointly and severally represent and warrant to Contributors as follows:

            (a) Organization, Standing and Power. Each of the Company, OP and their respective subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries") is a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the properties, assets, financial condition (exclusive of changes in general industry or market conditions) or operations of the Company, OP and the Subsidiaries taken as a whole (a "Material Adverse Effect").

            (b) Capital Structure. The authorized stock of the Company consists of 50,000,000 shares of the Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company ("Preferred Stock"). At the close of business on the date immediately preceding the date hereof, 8,049,179 shares of the Common Stock and no shares of the Preferred Stock of the Company were issued and outstanding. At the close of business on the date hereof, the total issued and outstanding units of partnership interest of OP consists of 8,049,179 units of general partner interest owned by the Company and 765,780 units of limited partner interest. Except as provided in this Agreement and the exhibits and schedules hereto, there are no shares of stock of the Company outstanding and there are no options, warrants, calls, rights or agreements to which the Company, OP or any Subsidiary is a party or by which it is bound obligating the Company, OP or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of stock, units, partnership interests, or any voting debt securities of the Company, OP or any Subsidiary, or obligating the Company, OP or any Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement, except as set forth on
Schedule 4.1(b). All outstanding shares of the Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

            (c) Authority. The Company and OP have all requisite power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Charter Amendments (as hereinafter defined) by the affirmative vote of the holders of shares of Common Stock entitled to cast a majority of all of the votes entitled to be cast on the matter (the "Company Stockholder Approval Condition"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Company and OP, and the consummation by the Company and OP of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company and OP, subject to the Company Stockholder Approval Condition. This Agreement has been duly executed and delivered by the Company and OP and, subject to the Company Stockholder Approval Condition, constitutes a valid and binding obligation of the Company and OP enforceable against each of such parties in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement does not and, subject to the Company Stockholder Approval Condition and except as set forth on
Schedule 4.1(c), the consummation by the Company and/or OP of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material right or benefit under, or the creation or imposition of any lien, pledge, adverse claim, security interest, charge or other encumbrance ("Lien") on or against any assets or properties of the Company, OP or any Subsidiary (any such conflict, violation, default, right of termination, cancellation, acceleration, loss, creation or imposition, hereafter a "Violation"), pursuant to (i) any provision of the charter, articles or certificate of incorporation, bylaws, articles or certificate of formation or organization, regulations, limited liability company agreement; agreement of organization, articles or certificate of limited partnership, limited partnership agreement or analogous instruments of governance or formation of the Company, OP or any Subsidiary presently in effect, and in the case of the charter of the Company, assuming that the Charter Amendment is approved as set forth herein, or (ii) subject to obtaining consent from Lender (defined below), any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plans (as defined in Section 4.1(j)(i)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, OP or any Subsidiary, or their respective properties or assets, except in the case of this clause (ii), for any such Violation which would not have a Material

Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other public or governmental authority (a "Governmental Entity") is required by or with respect to the Company, OP or any Subsidiary in connection with the execution and delivery by the Company or OP of this Agreement or the consummation by the Company or OP of the transactions contemplated hereby, except for (i) the filing with the SEC of a proxy statement in definitive form relating to the meeting (the "Company Stockholders' Meeting") of holders of the Common Stock to vote upon this Agreement and the Charter Amendments and the transactions contemplated hereby and thereby (the "Company Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Charter Amendments and the transactions contemplated hereby and thereby, (ii) the filing of the Articles of Amendment regarding the Charter Amendments and such other appropriate documents with the State Department of Assessments and Taxation of Maryland and relevant authorities of other jurisdictions in which the Company, OP or any Subsidiary is qualified to do business, (iii) all applicable filings, if any, with, and submissions of information to, the United States Federal Trade Commission ("FTC") and the United States Department of Justice, Antitrust Division ("DOJ"), pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained. The Board of Directors of the Company (the "Company Board") has unanimously approved this Agreement, and all of the transactions contemplated hereby and thereby and has resolved to unanimously recommend that holders of the Common Stock approve and adopt this Agreement; provided that the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to Contributors) under the circumstances set forth in the second sentence of Section 5.1(e)(ii).

            (d) SEC Documents. The Company and OP have made available to Contributors a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company and/or OP with the SEC since January 1, 1998 (as such documents have been amended to date, the "SEC Documents") which constitute all the documents (other than preliminary material) that the Company and/or OP was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto (other than with respect to the timely filing thereof), and none of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, OP and/or the Subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited or interim statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited or interim statements, to normal and recurring audit adjustments) the consolidated financial position of the Company, OP and/or the Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since September 30, 2000, there has not been any change in the financial condition, operations, or results of operations of the Company, OP and/or the Subsidiaries which would have a Material Adverse Effect, nor has any of the Company, OP or the Subsidiaries incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice, (ii) liabilities incurred in connection with or as a result of this Agreement and the transactions contemplated hereby, and (iii) such other liabilities and obligations which, individually or in the aggregate, are de minimus.

            (e) Information Supplied. None of the information to be included or (to the extent permitted by applicable rules of the SEC) incorporated by reference in the Company Proxy Statement shall, at the date first mailed to holders of the Common Stock and on the date of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither OP nor the Company is making any representation or warranty to Contributors with respect to any information provided by Contributors for inclusion in the Company Proxy Statement solely by including such information within the Company Proxy Statement. The Company Proxy Statement shall, on each date mailed to holders of Common Stock in connection with the Company Stockholders' Meeting and at all times thereafter to the Closing Date, comply in all material respects with the provisions of Regulation 14A under the Exchange Act.

            (f) Compliance with Applicable Laws. The Company, OP and the Subsidiaries hold all permits, licenses, variances, exemptions, orders, authorizations and approvals of all Governmental Entities which are material to the operation of their respective businesses (the "Company Permits"). The Company, OP and the Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect. Except as disclosed in the SEC Documents, the respective businesses of the Company, OP and the Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which do not have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company, OP or the Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or its counsel, agents or representatives an intention to conduct the same other than those the outcome of which would not have a Material Adverse Effect.

            (g) Litigation. Except as disclosed in the SEC Documents or in
Schedule 4.1(g), there is no suit, action or proceeding pending in which process has been served or, to the knowledge of the Company, threatened, against or affecting the Company, OP or the Subsidiaries which, if determined adversely to the Company, OP or the Subsidiaries, would have a Material Adverse Effect, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, OP or the Subsidiaries which has, or would have, a Material Adverse Effect. To the Company's knowledge, any pending or threatened "slip and fall" claims are or would be covered by insurance.

            (h) Taxes.

                  (i) The Company, OP and each Subsidiary has timely filed or caused to be timely filed all material tax or informational returns required to be filed by any of them and for any partnerships for which any of them is a general partner or with respect to its properties (except for those tax returns listed on Schedule 4.1(h) whose filing dates have been extended to the date listed opposite of each such return) and has paid (or the Company has paid on its behalf) or properly accrued all taxes required to be paid as shown on such returns, and all such tax returns are complete and accurate in all material respects. The most recent financial statements contained in the SEC Documents reflect an adequate accrual for taxes (including all deferred taxes) payable by the Company, OP or the Subsidiaries for a taxable periods and portion thereof through the date of such financial statements. Since January 1, 2000, none of the Company, OP or the Subsidiaries has incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the Company, OP or the Subsidiaries has incurred any liability for taxes other than in the ordinary course of business. Except as set forth on Schedule 4.1(h), no event has occurred and, to OP's, and the Company's and each Subsidiary's knowledge, no condition exists which presents a material risk that any material tax liability described in the preceding sentence will be imposed upon the Company, OP or the Subsidiaries. No material deficiencies for any taxes have been proposed, asserted or assessed by any Governmental Entity against the Company, OP or the Subsidiaries or with respect to their respective properties. No requests for waivers of the time to assess taxes are pending and no tax returns of the Company, OP or the Subsidiaries have been or are currently being audited by any applicable taxing authority. There are no tax liens on any asset of the Company, OP or the Subsidiaries other than liens for current taxes not past due and payable, except for those liens for taxes being contested in good faith listed on Schedule 4.1(h). Each of the Company, OP and each Subsidiary has had since its inception and will continue to have through the Closing Date the federal tax status (i.e., partnership, C corporation or S corporation) such entity reported on its 1999 federal tax returns. The Company, OP and each Subsidiary has withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all material taxes required by law to be withheld or collected. None of the Company, OP or any of the Subsidiaries has been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes (a "Tax Partnership") or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any tax has not expired, except for a Tax

      Partnership which is OP or a Subsidiary. There are no tax sharing agreements or similar arrangements with respect to or involving any of the Company, OP or Subsidiaries except as set forth on Schedule 4.1(h).

            For purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") includes all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, windfall profits, ad valorem, stamp, severance, occupation, premium, customs duties, commercial rent, stock, paid-up capital, value added, unemployment, disability, alternative or add-on minimum, single business, social security, registration, estimated, environmental, employment, use, real or personal property, withholding, excise and other taxes, imposts, duties or assessments of any nature whatsoever, together with all interest, penalties, charges and additions to tax imposed with respect to such amounts.

                  (ii) The Company (A) for all taxable years commencing with its organization through its most recent taxable year end has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such periods, (B) has operated since its most recent tax year end in such a manner so as to qualify as a REIT for the taxable year ending through the Closing Date, and (C) has not taken (or omitted to take) any action which reasonably would be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to the Company's knowledge, threatened, by or before any Governmental Entity.

            (i) Certain Agreements. Except as set forth on Schedule 4.1(i), none of the Company, OP or the Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on sixty (60) days' or less notice involving the payment of more than $30,000 per annum, or any union, guild or collective bargaining agreement, (ii) agreement with any executive officer or key employee of the Company, OP or the Subsidiaries the benefits of which are contingent or the terms of which would be materially altered upon the occurrence of a transaction involving the Company or OP of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company or OP providing any term of employment or compensation guarantee or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which would be increased or the vesting of the benefits of which would be accelerated upon consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which would be calculated by reference to any of the transactions contemplated by this Agreement.

            (j) Benefit Plans.

                  (i) Except as disclosed on Schedule 4.1(j), neither the Company nor any other member of a "Company Controlled Group" (as hereafter defined) maintains, contributes to or participates in, or has any obligation to maintain, contribute to or participate in, any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), retirement or deferred compensation plan, incentive compensation plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, retiree medical plan, bonus plan, stock compensation plan or any other type of employee-related arrangement, program, policy, plan or agreement (all of such plans being hereinafter referred to as "Company Benefit Plans"). The term "Company Controlled Group" means the Company, OP, the Subsidiaries and each other corporation or other entity which has at any other time been under common control with the Company or OP pursuant to Sections 414(b), (c), (m) or (o) of the Code.

                  (ii) With respect to each Company Benefit Plan, (A) there has been no material violation of any applicable provision of ERISA which could result in a material liability being imposed upon the Company, OP or the Subsidiaries; (B) each Company Benefit Plan intended to qualify under
      Section 401(a) of the Code has received (or prior to the Closing Date shall have received) a favorable determination letter with respect to such qualification and, to the knowledge of the Company, nothing has occurred which could reasonably be expected to jeopardize such favorable determination; (C) neither the Company nor any other member of the Company Controlled Group is subject to any material outstanding liability or obligation relating to any such Company Benefit Plan (other than the obligation to make contributions to, or pay benefits with respect to, any such Company Benefit Plan, such contributions and/or benefits being made or paid no later than the date(s) required by law or the terms of such Company Benefit Plan); and (D) to the knowledge of the Company there are no actual or pending claims or actions (other than claims for benefits in the ordinary course) relating to any such Company Benefit Plan.

                  (iii) There are no unfunded and accrued benefit obligations for which contributions have not been properly accrued to the extent required by GAAP, on the consolidated financial statements of the Company, OP or the Subsidiaries, which obligations would have a Material Adverse Effect.

            (k) Title to and Sufficiency of Assets. OP directly, or indirectly through a wholly-owned or controlled subsidiary, owns good and marketable (or good and indefeasible if located in Texas) title to all assets which are material to the businesses of the Company, OP and the Subsidiaries taken as a whole, free and clear of any and all Liens except as set forth in the SEC Documents prior to the date hereof and, in the case of real property, any "OP Permitted Exceptions" (defined below). Such assets include all tangible and intangible real or personal property, contracts and rights necessary or required for the operation of the business of the Company, OP and the Subsidiaries. "OP Permitted Exceptions" shall refer to any Liens (i) itemized on the title insurance policies listed on Schedule 4.1(k) attached hereto, complete and accurate copies of which have been delivered to Contributors, (ii) for current taxes not yet due and payable, or (iii) which, with respect to any particular real property, have arisen since the date of the title insurance policy covering such real property, provided that the items described by this clause (iii) shall not cumulatively result in a Material Adverse Effect.

            (l) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents or on Schedule 4.1(l), since October 1, 2000, the Company, OP and the Subsidiaries have conducted their respective businesses in the ordinary course and, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which is required to be disclosed in any document filed or to be filed with the SEC; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's, OP's, or any Subsidiary's stock or other ownership interests, except for cash dividends in respect of the Company's stock or OP's Units consistent with past practices; (iii) any change in the Company's, OP's, or any Subsidiary's significant accounting policies; or
(iv) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which is required to be disclosed in any document filed or to be filed with the SEC.

            (m) Maryland Anti-takeover Statutes Not Applicable. The Company's Charter and/or bylaws provide that all "change-in-control," "fair price," "interested stockholder," "business combination," "control share acquisition," "merger moratorium," "voting sterilization" and all other anti-takeover and stockholder protection laws enacted under the Maryland Act or any other internal laws of the state of Maryland (collectively, "State Takeover Laws") are inapplicable to this Agreement and the transactions contemplated hereby and such Charter and/or bylaw provisions have been duly authorized and adopted as provided by applicable law.

            (n) Indebtedness. As of September 30, 2000, the Company, OP and the Subsidiaries collectively owe approximately $62,172,524.00 in outstanding principal (the "OP Debt"). Other than the OP Debt, none of the Company, OP or the Subsidiaries has incurred, assumed or guaranteed any indebtedness for borrowed money. The individual loans comprising the OP Debt are identified on
Schedule 4.1(n) attached hereto. The Company and OP are not aware of any default under any notes, mortgages, security agreements, or other loan documents evidencing or securing the OP Debt or any portion thereof or of any event (other than the transactions contemplated herein) which has occurred which with notice or the passage of time would constitute a default thereunder. OP has provided to Contributors a true, correct and complete copy of all documents relating to the OP Debt, including all notes and the security documents. The Company and OP represent that such security documents do not secure any indebtedness other than the OP Debt and none of the OP Debt is secured by any other property or assets other than the assets of the Company, OP or the Subsidiaries.

            (o) Vote Required. The affirmative vote of the holders of shares of Common Stock entitled to cast a majority of all of the votes entitled to be cast on the matter is the only vote of the holders of any class or series of stock of the Company necessary to approve this Agreement, the Charter Amendments and the transactions contemplated hereby. Except for the Company Stockholder Approval Condition, the execution and delivery of this Agreement and the performance by OP of its obligations under this Agreement require no further action or approval of OP's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of OP.

            (p) Environmental Matters. Except as set forth on Schedule 4.1(p), the operations of the Company, OP and the Subsidiaries, to their knowledge, are in compliance with all applicable "Environmental Laws" (as defined herein) and all of the Company Permits issued pursuant to Environmental Laws, except where the failure to comply would not have a Material Adverse Effect. The Company, OP and the Subsidiaries, to their knowledge, have obtained all of the Company Permits under all applicable Environmental Laws necessary to operate their businesses. None of the Company, OP or the Subsidiaries has received any written notification from any Governmental Entity asserting that the Company, OP or the Subsidiaries is in violation of any Environmental Laws or any Company Permits issued pursuant to any Environmental Law. Except as set forth on Schedule 4.1(p), to the Company's, OP's and each Subsidiary's knowledge, there are no investigations of the business, operations or properties of the Company, OP or the Subsidiaries pending or threatened by any Governmental Entity which would result in a Material Adverse Effect. Except as set forth on Schedule 4.1(p) or disclosed in written environmental reports made available to Contributors, to the Company's, OP's and each Subsidiary's knowledge, there is not located at any of the properties currently or formerly owned or operated by the Company, OP or the Subsidiaries any "Hazardous Substances" (defined below), underground storage tanks ("USTs") or asbestos-containing materials or polychlorinated biphenyls ("PCBs"). The Company, OP and the Subsidiaries have all made available to Contributors all environmental audits, studies, reports, analyses and results of investigations in their possession, custody or control that have been performed with respect to their currently or formerly owned or operated properties. None of the Company, OP or the Subsidiaries is aware of any environmental audits, studies, reports, analyses and results of investigations not within their possession, custody or control that have been performed with respect to their properties.

      For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common-law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et. seq.), the Clean Water Act (33 U.S.C. ss. 1251 et. seq.), the Clean Air Act (42 U.S.C. ss. 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et. seq.), the Federal Insecticide, Fungicide and Rodenticide Act (17 U.S.C. ss.136 et. seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et. seq.), and the rules and regulations promulgated thereunder. The term "Hazardous Substances" shall mean waste, hazardous waste, pollutants, hazardous substances, hazardous materials, petroleum or any fraction thereof as those substances may be listed, defined or regulated by Environmental Laws; provided, however, that the term shall not include substances whose existence on any given property is in full compliance with all Environmental Laws.

            (q) Insurance. Schedule 4.1(q) contains a list of all policies or binders of fire, liability, property, vehicular and other insurance held by the Company, OP or the Subsidiaries. All of such policies and binders are in full force and effect, valid, binding and enforceable in accordance with their terms. There is no default by the Company, OP or the Subsidiaries with respect to any material provision contained in any such policy or binder nor has there been any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. No notice of cancellation or nonrenewal of any such policy or binder has been received. There are no outstanding requirements or recommendations by (i) any insurance company that issued such a policy, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering an insured property, requiring or recommending any repairs or work to be done at an insured property.

            (r) FCPA. None of the Company, OP or the Subsidiaries nor, to the Company's knowledge, any of their respective directors, managers, members, partners or officers, has (i) used any of the Company's, OP's or Subsidiary's funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any of the Company's, OP's or Subsidiary's funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"); or (iv) made any bribe, rebate, payoff, influence payment, "kickback" or other unlawful payment to any person or entity with respect to any of the Company's, OP's or Subsidiary's matters.

            (s) Company Affiliate Transactions. From January 1, 1998 to the date hereof, all transactions, agreements or understandings between or among the Company, OP and/or any Subsidiary on the one hand, and any of the Company's, OP's or Subsidiary's respective directors, managers, members, stockholders, partners, officers, or affiliates (including without limitation Advisor and its affiliates) on the other hand, that were required to be disclosed pursuant to
Item 404 of Regulation S-K under the Securities Act have been so disclosed.

            (t) Company Internal Controls. The Company, OP and the Subsidiaries maintain accurate books and records reflecting their respective assets and maintain proper and adequate internal accounting controls in accordance with recommended practices for publicly-traded companies. The books of account, stock records, minute books and other records of the Company, OP and the Subsidiaries are complete and correct in all material respects.

            (u) Investment Company Act. None of the Company, OP or the Subsidiaries is (nor immediately after consummation of the transactions contemplated by this Agreement shall be) an investment company within the meaning of, or a company controlled by an investment company within the meaning of, or otherwise subject to any provisions of, the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the SEC thereunder.

            (v) Organizational Instruments. The Company and/or OP heretofore has furnished to Contributors complete and correct copies of the charter, articles or certificate of incorporation, bylaws, articles or certificate of formation or organization, regulations, limited liability company agreement, agreement of organization, articles or certificate of limited partnership, limited partnership agreement (or equivalent organizational documents), as applicable, in each case as amended or restated to the date hereof, of the Company, OP and each of the Subsidiaries. None of the Company, OP or the Subsidiaries is in violation of any provisions of its charter, articles or certificate of incorporation, bylaws, articles or certificate of formation or organization, regulations, limited liability company agreement, agreement of organization, articles or certificate of limited partnership, limited partnership agreement (or equivalent organizational documents), as applicable.

            (w) Disclosure. No representation or warranty made by the Company or OP in this Agreement and no statement of the Company or OP contained in the Schedules hereto or in any certificate delivered by the Company or OP pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; it being hereby agreed and understood that for purposes of this Section 4.1(w) the term "material" shall be measured by reference to the Company, OP and the Subsidiaries, considered as an entirety.

            (x) Property Condition. To the Company's and OP's knowledge, true and complete copies of all leases for premises in excess of 5,000 rentable square feet and other documents relating thereto affecting the property of the Company, OP and/or the Subsidiaries have been made available to Contributors. Except as set forth on Schedule 4.1(x), each of such leases is in full force and effect and, to the Company's or OP's knowledge, none of the parties thereto is in default of any of its obligations thereunder and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder. The information contained in the rent roll attached hereto as Schedule 4.1(x) and made a part hereof is true and complete in all respects on the date hereof, all rents are being paid and are current, except as any such arrearages are otherwise set forth in Schedule 4.1(x), no tenant under any such lease has paid any rent, fees, or other charges for more than one month in advance, except as otherwise set forth in Schedule 4.1(x), and no such tenant is or has been entitled to any free rent, abatement of rent or similar concession, except as set forth in Schedule 4.1(x). None of the Company, OP or the Subsidiaries has assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of their respective leases except as listed on Schedule 4.1(x). There are no actions, claims or proceedings pending or, to the Company's or OP's knowledge, threatened by, any tenant, governmental entity (zoning or otherwise) or any other party against the Company, OP and/or the Subsidiaries or against their properties, except as otherwise set forth in Schedule 4.1(x), nor, to the Company's or OP's knowledge, is there any basis for any such action, proceeding or investigation. To the Company's or OP's knowledge, all of the personal property of the Company, OP and/or the Subsidiaries are free of material defects and in good working order. Except as set forth on Schedule 4.1(x), to the Company's or OP's knowledge, none of the Company's, OP's and/or the Subsidiaries' tenants is contesting any tax, operating cost or other escalation payments or occupancy charges, or any other amounts payable under its lease, and no steps have been taken by any of the Company, OP and/or the Subsidiaries with respect to any negotiation or appraisal of rent under any of such leases, and no such negotiations or appraisals are pending. To the Company's or OP's knowledge, no brokerage commission or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable) with respect to any such lease except as otherwise set forth in Schedule 4.1(x). To the Company's or OP's knowledge, all work (i.e. tenant improvement allowances) required to be performed by any party to any of such leases has been completed and amounts owed in connection therewith have been fully paid, except as otherwise set forth in Schedule 4.1(x). To the Company's or OP's knowledge, all material representations on the part of the landlord contained in such leases are true and correct. To the Company's or OP's knowledge, there is no breach or violation of any provision of any such lease granting "exclusive" uses or prohibiting or restricting competing or similar uses, and no such lease allows the space demised to be used for any purpose which is prohibited by a restrictive covenant or the terms of any other of such leases. To the Company's or OP's knowledge, the water, sewer, gas, electrical and other utilities now serving their or the Subsidiaries' properties are adequate to service the normal operation of such properties. With the exception of any tenants pursuant to their respective leases, no person, firm, corporation or other entity has any right or option to acquire the Company's, OP's and/or the Subsidiaries' properties or any portion thereof.

      SECTION 4.2 Representations and Warranties of Contributors. Contributors jointly and severally represent and warrant to the Company as follows:

            (a) Organization, Standing and Power. Each Contributor and each Contributed Partnership is a corporation, limited partnership, or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the properties, assets, financial condition (exclusive of changes in general industry or market conditions) or operations of the Properties taken as a whole (a "Contributor Material Adverse Effect").

            (b) Authority. Each Contributor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to
(i) enter into this Agreement, and (ii) consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Contributor has been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and the consummation by each Contributor of the transactions contemplated hereby has been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable. This Agreement has been duly executed and delivered by each Contributor and constitutes a valid and binding obligation of each Contributor, enforceable against each Contributor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The equity owners of each Contributor and each Contributed Partnership have, prior to the date hereof, provided all necessary consents with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement. The execution and delivery of this Agreement does not, and the consummation by each Contributor of the transactions contemplated hereby will not, result in any Violation pursuant to
(i) any provision of the certificate of incorporation, bylaws, agreement of limited partnership, certificate of limited partnership, certificate of formation, operating agreement, stockholder agreement, or analogous instruments of formation or governance of any Contributor presently in effect or, (ii) subject to obtaining any requisite lender's consent, any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to any Contributor or its respective properties or assets, except in the case of this clause (ii), for any such Violation which would not have a Contributor Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by, or with respect to any Contributor in connection with the execution and delivery of this Agreement or the consummation by such Contributor of the transactions contemplated hereby, except for (i) all applicable filings, if any, with, and submissions of information to, the FTC and DOJ pursuant to the HSR Act, and (ii) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained.

            (c) Title to Contributed Partnership Interests. Each Contributor has good and marketable title to their respective interests in the Contributed Partnerships listed on Exhibit A to be contributed hereunder, free and clear of all Liens, except as set forth on Schedule 4.2(c). Each Contributor has the power and authority to own its respective Intangible Property, and the contribution of such Intangible Property pursuant to this Agreement is, to the extent necessary, authorized and within the power of each Contributor. At the Closing, OP will receive good and marketable title to the respective interests in the Contributed Partnerships listed on Exhibit A free and clear of all Liens, except as set forth on Schedule 4.2(c). In each case where a Contributed Partnership is being transferred to OP and OP does not receive legal and beneficial title to one-hundred percent (100%) of the partnership interests in a Contributed Partnership, the partnership interests being contributed to OP shall provide OP sufficient control to direct the actions of such Contributed Partnership. Each partnership agreement of the Contributed Partnerships has been duly authorized, executed and delivered by each party thereto and constitutes a valid and binding obligation of those parties, enforceable in accordance with its terms. True and complete copies of such partnership agreements have been delivered to the Company and have not been amended since their respective dates.

            (d) Financial Statements.

                  (i) The Contributors have delivered to the Company an audited combined statement of revenues and direct operating expenses for the year ended December 31, 1999, of the Properties (other than the Development Partnerships). Such audited combined statement has been prepared in accordance with generally accepted accounting principles (except as may be indicated in the Independent Auditors' Report dated July 17, 2000, or the notes to such combined statement) and fairly presents the consolidated financial position of such Properties at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1999, there has not been any change in the financial condition, operations, or results of operations of the Properties which would have a Contributor Material Adverse Effect nor have the Properties (other than the Development Partnerships) become encumbered by any additional liabilities except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice,
      (ii) liabilities incurred in connection with or as a result of this Agreement and the transactions contemplated hereby, and (iii) such other liabilities and obligations which, individually or in the aggregate, are de minimus.

                  (ii) The Contributors of POB have delivered to the Company unaudited financial statements of POB for the year ended December 31, 1999. Such financial statements fairly present the financial position of POB at the dates thereof and the results of POB's operations and cash flows for the period then ended. Since December 31, 1999, there has not been any change in the financial condition, operations, or results of operations of POB which would have a Contributor Material Adverse Effect nor has POB become encumbered by any additional liabilities except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice, (ii) liabilities incurred in connection with or as a result of this Agreement and the transactions contemplated hereby, and (iii) such other liabilities and obligations which, individually or in the aggregate, are de minimus.

            (e) Information Supplied. None of the information supplied by any Contributor for inclusion in the Company Proxy Statement shall, at the date first mailed to holders of the Common Stock and on the date of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (f) Compliance with Applicable Laws. Each Contributor and each Contributed Partnership holds all permits, licenses, variances, exemptions, orders, authorizations and approvals of all Governmental Entities which are material to the operation of its business (the "Contributor Permits"). Each Contributor and each Contributed Partnership is in compliance with the terms of its respective Permits, except where the failure so to comply would not have a Contributor Material Adverse Effect. The business of each Contributor and each Contributed Partnership is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which do not have a Contributor Material Adverse Effect. No investigation or review by any Governmental Entity with respect to any Contributor or any Contributed Partnership is pending or, to the knowledge of such Contributor, threatened, nor has any Governmental Entity indicated an intention to conduct the same other than those the outcome of which would not have a Contributor Material Adverse Effect.

            (g) Litigation. Except as disclosed in Schedule 4.2(g), there is no suit, action or proceeding pending in which process has been served or, to the knowledge of the applicable Contributor, threatened against or affecting any Contributor or Contributed Partnership or any of their respective properties, which, if determined adversely to such Contributor or Contributed Partnership would have a Contributor Material Adverse Effect, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any Contributor or Contributed Partnership which has or would have a Contributor Material Adverse Effect. To Contributors' knowledge, without investigation as otherwise required by Section 10.10, the pending or threatened claims listed on Schedule 4.2(g) are or would be covered by insurance except as otherwise noted on such schedule.

            (h) Taxes. Each Contributor and Contributed Partnership has timely filed or caused to be timely filed all material tax or informational returns required to be filed by any of them or with respect to their Property and has paid or properly accrued all taxes required to be paid as shown on such returns and all such tax returns and reports are complete and accurate in all material respects. No material deficiencies for any taxes have been proposed, asserted or assessed by any Governmental Entity against any Contributor or Contributed Partnership or with respect to any Property. No requests for waivers of the time to assess taxes are pending and no tax returns of any Contributor or Contributed Partnership or with respect to any Property has been or are currently being audited by any applicable taxing authority. There are no tax liens on any properties of any Contributor or Contributed Partnership other than liens for current taxes not past due and payable. The audited financial statements for the year ended December 31, 1999, for the Properties delivered to the Company and/or OP reflect an adequate accrual in accordance with GAAP (without regard to any amounts reserved for deferred taxes and without regard to the materiality thereof) for all unpaid taxes payable with respect to the Properties for all taxable periods and portion thereof through the date of such financial statements. Each of the Contributors and Contributed Partnerships has had since its inception and will continue to have through the Closing Date the federal tax status (i.e., partnership, C corporation or S corporation) such entity reported on its 1999 federal tax returns, except as results from any actions taken pursuant to this Agreement. Except as set forth on Schedule 4.2(h), none of the Contributors or Contributed Partnerships has been at any time a member of any partnership, joint venture or other arrangement or contract which is a Tax Partnership or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any tax has not expired, except for a Tax Partnership which is a Contributed Partnership. The Contributors and Contributed Partnerships have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all material taxes required by law to be withheld or collected. There are no tax sharing agreements or similar arrangements with respect to or involving any of the Contributors or Contributed Partnerships except as set forth on Schedule 4.2(h), none of which shall affect the Properties following Closing.

            (i) Certain Agreements. Except as set forth on Schedule 4.2(i), no Contributor or Contributed Partnership is a party to any oral or written agreement relating to any Property not terminable on 60 days' or less notice involving the payment of more than $30,000 per annum, or union, guild or collective bargaining agreement.

            (j) Title of Properties. Each Contributor and each Contributed Partnership owns good and marketable (or good and indefeasible if located in Texas) title to its Property free and clear of all Liens except, in the case of real property, any "Permitted Exceptions" (defined below). "Permitted Exceptions" shall refer to any Liens (i) itemized on the title insurance policies listed on Schedule 4.2(j) attached hereto, complete and accurate copies of which have been delivered to the Company, (ii) comprising or securing the Debt, (iii) for current taxes not yet due and payable, or (iv) which, with respect to any particular real property, have arisen since the date of the title insurance policy covering such real property, provided that the items described by this clause (iv) shall not cumulatively result in a Contributor Material Adverse Effect. The Tangible Properties and the assets of the Contributed Partnerships comprise all of the retail real estate investment properties owned directly or indirectly by POB.

            (k) Absence of Certain Changes or Events. Except as disclosed in
Schedule 4.2(k), or except as contemplated by this Agreement, since January 1, 2000, each Contributor and Contributed Partnership has conducted its respective business in the ordinary course and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which would have a Contributor Material Adverse Effect; (ii) any change in any Contributor's or Contributed Partnership's significant accounting policies; or (iii) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which has or would have, a Contributor Material Adverse Effect.

            (l) Environmental Matters. The operations of each Contributor and each Contributed Partnership, to Contributor's knowledge, is in compliance with all applicable Environmental Laws and all Contributor Permits issued pursuant to Environmental Laws, except where the failure to comply would not have a Contributor Material Adverse Effect. Each Contributor and each Contributed Partnership, to Contributor's knowledge, has obtained all Contributor Permits under all applicable Environmental Laws necessary to operate its respective business. No Contributor or Contributed Partnership has received any written notification from any Governmental Entity asserting that such Contributor or Contributed Partnership is in violation of any Environmental Law or any Contributor Permits issued pursuant to any Environmental Law. Except as set forth on Schedule 4.2(l), there are no investigations of the properties of any Contributor or Contributed Partnership, to Contributor's knowledge, pending or, to such Contributor's knowledge threatened, by any Governmental Entity, which would result in a Contributor Material Adverse Effect. Except as disclosed on written environmental reports made available to the Company or OP, to Contributor's knowledge, there is not located at any of the Properties or any of the properties of the Contributed Partnership any Hazardous Substances, USTs, asbestos-containing materials, or PCBs. Each Contributor and Contributed Partnership has made available to the Company all environmental audits, studies, reports, analyses and results of investigations in its possession, custody or control that have been performed with respect to the properties of such Contributor or Contributed Partnership. None of the Contributors or the Contributed Partnerships is aware of any environmental audits, studies, reports, analyses and results of investigations not within their possession, custody or control that have been performed with respect to the Properties.

            (m) Benefit Plans.

                  (i) Except for POB's simplified employee pension (SEP) plan (the "POB Benefit Plan"), none of the Contributed Partnerships nor any other member of a "Contributed Partnership Controlled Group" (as hereafter defined) maintains, contributes to or participates in, or has any obligation to maintain, contribute to or participate in, any employee benefit plan (within the meaning of Section 3(3) of ERISA), retirement or deferred compensation plan, incentive compensation plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, retiree medical plan, bonus plan, stock compensation plan or any other type of employee-related arrangement, program, policy, plan or agreement. The term "Contributed Partnership Controlled Group" means the Contributed Partnerships and each other corporation or other entity which has at any other time been under common control with the any Contributed Partnership pursuant to Sections 414(b), (c), (m) or (o) of the Code.

                  (ii) With respect to the POB Benefit Plan, (A) there has been no material violation of any applicable provision of ERISA which could result in a material liability being imposed upon the Contributed Partnerships; (B) none of the Contributed Partnerships nor any other member of the Contributed Partnership Controlled Group is subject to any material outstanding liability or obligation relating to the POB Benefit Plan; and (C) to the knowledge of the Contributors there are no actual or pending claims or actions (other than claims for benefits in the ordinary course) relating to the POB Benefit Plan.

                  (iii) There are no unfunded and accrued benefit obligations for which contributions have not been properly accrued to the extent required by GAAP, on the financial statements of the Contributed Partnerships, which obligations would have a Contributor Material Adverse Effect.

            (n) Insurance. Schedule 4.2(n) contains a list of all policies or binders of fire, liability, property, vehicular and other insurance held by Contributors and the Contributed Partnerships. All of such policies and binders are in full force and effect, valid, binding and enforceable in accordance with their terms. There is no default by the Contributors or the Contributed Partnerships with respect to any material provision contained in any such policy or binder nor has there been any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. No notice of cancellation or nonrenewal of any such policy or binder has been received. There are no outstanding requirements or recommendations by (i) any insurance company that issued such a policy, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering an insured property, requiring or recommending any repairs or work to be done at an insured property.

            (o) FCPA. No Contributor or Contributed Partnership or, to such Contributor's knowledge, any of its members, managers, partners, officers or directors, has (i) used any Contributor's or Contributed Partnership's funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from such Contributor's or Contributed Partnership's funds; (iii) violated any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, "kickback" or other unlawful payment to any person or entity with respect to any Contributor's or Contributed Partnership's matters.

            (p) Contributor Internal Controls. Each Contributor and each Contributed Partnership maintains accurate books and records reflecting its assets and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of such Contributor or Contributed Partnership and to maintain accountability for the assets of such Contributor or Contributed Partnership; (iii) access to the assets of such Contributor or Contributed Partnership is generally permitted only in accordance with management's authorization; (iv) the reported accountability of the assets of such Contributor or Contributed Partnership is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of such receivables on a current and timely basis. The books of account, stock records, minute books and other records of each Contributor or Contributed Partnership are complete and correct in all material respects.

            (q) Organizational Instruments. Each Contributor heretofore has furnished to the Company complete and correct copies of the respective organizational and constituent instruments and documents of such Contributor and its Contributed Partnership, if applicable, in each case as amended or restated to the date hereof. No Contributor or Contributed Partnership is in violation of any provisions of its respective organizational and constituent instruments and documents.

            (r) Disclosure. No representation or warranty made by any Contributor in this Agreement and no statement of any Contributor contained in the Schedules hereto or in any certificate delivered by any Contributor pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; it being hereby agreed and understood that for purposes of this Section 4.2(r), the term "material" shall be measured by reference to the Contributors, considered as an entirety.

            (s) Debt. As of September 30, 2000, (i) the Tangible Property and P O'B. Apollo Florida, L.P. are subject to indebtedness in the aggregate principal amount of $142,111,670.11 (the "Debt"), and (ii) the Contributed Partnerships (other than POB or P O'B. Apollo Florida, L.P.) collectively owe approximately $2,058,059.00 in outstanding principal (the "Contributed Partnerships' Debt"). The individual loans comprising the Debt are identified on Exhibit A attached hereto and the loans comprising the Contributed Partnerships' Debt are identified on Schedule 4.2(s) attached hereto (with the exception of POB's loans which will be paid off at or prior to Closing). OP acknowledges and agrees that the Contributors are contributing the Tangible Properties, and OP is accepting the Tangible Properties, subject to the Debt. Contributors are not aware of any default under any notes, mortgages, security agreements, or other loan documents evidencing or securing the Debt, the Contributed Partnerships' Debt, or any portion thereof or of any event (other than the transactions contemplated herein) which has occurred which with notice or the passage of time would constitute a default thereunder. Contributors have provided to OP a true, correct and complete copy of all documents relating to the Debt and the Contributed Partnerships' Debt, including all notes and the security documents. Contributors represent that such security documents do not secure any indebtedness other than the Debt or the Contributed Partnerships' Debt and none of the Debt or the Contributed Partnerships' Debt is secured by any other property or assets other than the Properties or the assets of the Contributed Partnerships.

            (t) Property Condition. To Contributors' knowledge, true and complete copies of all Leases for premises in excess of 5,000 rentable square feet and other documents relating thereto have been made available to the Company. Except as set forth on Schedule 4.2(t), each of the Leases is in full force and effect and, to Contributors' knowledge, none of the parties thereto is in default of any of its obligations thereunder and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder. The information contained in the rent roll attached hereto as Schedule 4.2(t) and made a part hereof is true and complete in all respects on the date hereof, all rents are being paid and are current, except as any such arrearages are otherwise set forth in Schedule 4.2(t), no tenant under any such lease has paid any rent, fees, or other charges for more than one month in advance, except as otherwise set forth in Schedule 4.2(t), and no such tenant is or has been entitled to any free rent, abatement of rent or similar concession, except as set forth in Schedule 4.2(t). No Contributor has assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of their respective Leases except in connection with the Debt. There are no actions, claims or proceedings pending or, to the Contributors' knowledge, threatened by, any tenant, governmental entity (zoning or otherwise) or any other party against Contributors (in connection with the Properties), or against the Properties, except as otherwise set forth in
Schedule 4.2(t), nor, to Contributors' knowledge, is there any basis for any such action, proceeding or investigation. To Contributors' knowledge, all of the FF&E are free of material defects and in good working order. To Contributors' knowledge, no Tenant is contesting any tax, operating cost or other escalation payments or occupancy charges, or any other amounts payable under its Lease, and no steps have been taken by any Contributor with respect to any negotiation or appraisal of rent under any of the Leases, and no such negotiations or appraisals are pending. To Contributors' knowledge, no brokerage commission or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable) with respect to any Lease except as otherwise set forth in Schedule 4.2(t). To Contributors' knowledge, all work (i.e. tenant improvement allowances) required to be performed by any party to any of the Leases has been completed and amounts owed in connection therewith have been fully paid, except as otherwise set forth in Schedule 4.2(t). To Contributors' knowledge, all material representations on the part of the landlord contained in the Leases are true and correct. To Contributors' knowledge, except as otherwise set forth in Schedule 4.2(t), there is no breach or violation of any provision of any Lease granting "exclusive" uses or prohibiting or restricting competing or similar uses, and no Lease allows the space demised to be used for any purpose which is prohibited by a restrictive covenant or the terms of any other Lease. To Contributors' knowledge, the water, sewer, gas, electrical and other utilities now serving the Properties are adequate to service the normal operation of the Properties, and all of the Contributors' rights and interest in any utility deposits, if transferable, shall be assigned to OP at the Closing. With the exception of any tenants pursuant to their respective Leases, no person, firm, corporation or other entity other than the Company and OP by reason of this Agreement has any right or option to acquire the Properties or any portion thereof.

                                    ARTICLE 5
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 5.1 Covenants of the Company, OP and Contributors. During the period from the date of this Agreement and continuing until the Closing Date, the Company and OP jointly and severally each agree, as to themselves and the Subsidiaries, and the Contributors jointly and severally agree, as to themselves, the Properties and the Contributed Partnerships, that (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that the other party shall consent in writing):

            (a) Ordinary Course. Each of the Company, OP, the Subsidiaries, and Contributors shall, and shall cause the Contributed Partnerships to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of the Company, OP, the Subsidiaries, and the Contributors shall, and shall cause the Contributed Partnerships to, use its reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve satisfactory relationships with customers, suppliers and others having business dealings with it to the end that its on-going businesses shall not be impaired in any material respect at the Closing Date; provided, however, that without limiting the generality of the foregoing, each of the Company, OP, the Subsidiaries, the Contributors shall, and shall cause the Contributed Partnerships to, conduct their respective businesses substantially in accordance with the operating and capital budgets heretofore approved and presently in effect for their respective properties.

            (b) Dividends; Changes in Stock. The Company shall not, nor shall the Company permit OP or any Subsidiary to, nor shall the Company, OP or any Subsidiary propose to, (i) declare or pay any dividends (whether of cash, stock or other property) on or make any other distributions in respect of its stock,
(ii) split, combine or reclassify, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any shares of its stock, or (iii) redeem, repurchase or otherwise acquire for value, or permit any other person or entity to redeem, repurchase or otherwise acquire for value, any shares of its stock, except in the case of clause (i) above, ordinary cash dividends consistent with past practices and as otherwise required to preserve and maintain the Company's status as a REIT through the Closing Date.

            (c) Issuance of Securities. Except as expressly permitted herein, the Company shall not, nor shall the Company permit OP or any Subsidiary to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class or series of its stock, any voting debt securities or any securities convertible into, or exchangeable or exercisable for, any such shares of stock or voting debt securities. No Contributor shall permit any Contributed Partnership to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class or series of its stock, any voting debt securities or any securities convertible into, or exchangeable or exercisable for, any such shares of stock or voting debt securities.

            (d) Governing Documents. None of the Company, OP, the Subsidiaries, or Contributors shall, or shall permit the Contributed Partnerships, to amend or restate or propose to amend or restate its charter, articles or certificate of incorporation, bylaws, articles or certificate of formation or organization, regulations, limited liability company agreement, agreement of organization, articles or certificate of limited partnership, limited partnership agreement or any analogous organizational or constituent instruments, except to the extent necessary to facilitate consummation of the transaction contemplated hereby.

            (e) No Solicitation.

                  (i) Until the termination of this Agreement in accordance with
      Article 9 hereof, none of Company, OP or the Subsidiaries shall, directly or indirectly, (and none of the Company, OP or the Subsidiaries shall authorize or permit any of their respective officers, directors, employees, managers, investment bankers, financial advisors, attorneys, accountants, brokers or other representatives or agents (collectively, the "Representatives") to directly or indirectly) (A) solicit, initiate, facilitate or encourage (including by way of furnishing information or assistance) the submission or receipt of any "Alternative Transaction" (as defined below); provided, however, that upon the execution and delivery of this Agreement, the Company and the Contributors shall jointly issue a press release in substantially the same form as attached hereto as Exhibit G; or (B) participate or engage in negotiations or discussions, disclose any material non-public information relating to the Company, OP or the Subsidiaries, or afford access to the properties, books or records of the Company, OP or the Subsidiaries, in connection with any Alternative Transaction (or propose or agree to do any of the foregoing) and the Company shall notify Contributors within 48 hours of receipt by the Company, OP or any Subsidiary, or by any of their Representatives, of all relevant terms of any such inquiries or proposals or requests for information relating to the Company, OP or any Subsidiary or access to properties, books or records of the Company, OP or any Subsidiary so received by any of them relating to any Alternative Transaction and if such inquiry or proposal or request is in writing, the Company shall within 48 hours of receipt by the Company, OP or any Subsidiary, or by any of their Representatives, deliver or cause to be delivered to Contributors a copy of such inquiry or proposal or request (or a complete summary thereof if it is not in writing) and the Company shall keep Contributors fully informed of the status and details of any such inquiry, proposal or request or any correspondence or communications related thereto and shall provide Contributors with five days' advance notice of any agreement to be entered into with any person making such inquiry or proposal or request; provided, however, that at any time prior to Closing, the Company Board may cause the Company to furnish information to, and may participate in discussions or negotiations with, any person who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company, OP or any Subsidiary or their respective Representatives) has submitted a written proposal to the Company Board relating to an Alternative Transaction if, and only to the extent that, (i) the Company Board shall have concluded in good faith, after considering applicable provisions of state law, that such action is necessary to prevent the Company Board from violating its duties to the Company's stockholders under Section 2-405.1 of the Maryland General Corporation Law (the "Statutory Duties"), (ii) the Company Board determines (based upon the advice of the Company's independent financial advisors or investment bankers of nationally recognized reputation) in the proper exercise of its Statutory Duties to the Company's stockholders that such Alternative Transaction provides greater value to the stockholders of the Company than the transactions contemplated in this Agreement, (iii) such person enters into a confidentiality agreement on terms substantially similar to and no less restrictive to such person than that certain Letter Agreement dated October 14, 1999 (the "Confidentiality Agreement"), entered into between the Company and POB, and (iv) the Company may not furnish any information to such person if it has not, prior to the date thereof, notified the Contributors in writing of its intent to furnish information to such person (specifying the nature and identity of the information to be so furnished) and providing the same information concurrently to the Contributors if not previously provided to Contributors in the identical form. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company, OP or any Subsidiary: (i) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of the Company, OP and the Subsidiaries, taken as a whole; (ii) any merger, consolidation, share exchange, business combination or similar transaction involving the Company, OP or any Subsidiary; or (iii) any transaction or series of transactions in which (x) the Company, OP or any Subsidiary acquires assets in exchange for securities representing 20% or more of the outstanding voting shares or Units of the Company and/or OP and (y) the composition of the Company Board is changed so that affiliates of the Advisor no longer constitute a majority of the members of the Company Board.

                  Anything to the contrary in this Section 5.1(e) notwithstanding, nothing contained in this Section 5.1(e) shall prohibit the Company or the Company Board from taking and disclosing to the Company's stockholders pursuant to Rules 14d-9 and 14e-2(a) and Regulations 14A and 14C under the

      Exchange Act, a position with respect to a tender or exchange offer or solicitation of proxies conducted by a third party or from making such disclosure to Company's stockholders, or otherwise, as may be required by applicable law (including, without limitation, requirements of the Exchange Act and the regulations promulgated thereunder, the regulations of any national securities exchange registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association); provided that neither the Company nor the Company Board (or any special or other committee thereof) shall, except as set forth in Sections 5.1(e)(ii), withdraw, modify or change (or propose to withdraw, modify or change) its recommendation of approval of this Agreement or approve or recommend (or propose to approve or recommend) an Alternative Transaction.

                  (ii) Except as provided in the next sentence, neither the Company nor the Company Board (or any special or other committee thereof) shall (A) withdraw, modify or change (or propose to withdraw, modify or change) in a manner adverse to any Contributor, the recommendation by the Company Board (or any such committee) of the approval of this Agreement and the transactions contemplated hereby, (B) approve or recommend (or propose to approve or recommend) an Alternative Transaction, or (C) cause the Company, OP or any Subsidiary to enter into a definitive agreement with respect to an Alternative Transaction. Notwithstanding the immediately preceding sentence, if the Company Board determines that an Alternative Transaction is financially superior to the transactions contemplated hereby in accordance with the standards, terms, conditions, and procedures set forth in Section 5.1(e)(i), then the Company Board may withdraw, modify or change its recommendation of approval of this Agreement and the transactions contemplated hereby, affirmatively approve or recommend an Alternative Transaction or cause the Company to enter into an agreement with respect to an Alternative Transaction; provided, that, in the case of approving, recommending or causing the Company to enter into an agreement with respect to an Alternative Transaction, such approval, recommendation or execution and delivery shall occur not earlier than the tenth day next following Contributors' receipt of written notice (by facsimile) advising Contributors that the Company Board has received an Alternative Transaction, specifying the material terms and conditions thereof (including, without limitation, the price, structure, tax and accounting treatment, financing requirements (if any), requisite regulatory consents and approvals (if any) and the anticipated timing of receipt of such approvals and, if then known, the approximate anticipated date of consummation thereof) and identifying the person(s) proposing such Alternative Transaction.

                  (iii) In the event that the Company releases any third party from its obligations under any standstill agreement or arrangement relating to an Alternative Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company, OP or the Subsidiaries, the Company shall simultaneously release Contributors from their obligations and restrictions under the Confidentiality Agreement.

                  (iv) Notwithstanding anything in this Section 5.1(e) to the contrary, the Company may participate or engage in negotiations or discussions and disclose material non-public information relating to the Company, OP or the Subsidiaries to a party (the "Target") which has been mutually agreed to in writing by the Company and POB; provided, however, that the Company, OP and the Subsidiaries (A) keep Contributors fully informed regarding the timing, nature and content of all discussions and correspondence with the Target or its representatives, (B) proceed in good faith to consummate the transactions contemplated by this Agreement as soon as possible in a commercially-reasonable manner as if such negotiations or discussions were not taking place, and (C) otherwise fully comply with, and perform, all of their duties and obligations under this Section. Any transaction with the Target which is consummated by the Company, OP or any Subsidiary to the exclusion of the transactions contemplated in this Agreement shall be considered an "Alternative Transaction".

            (f) Acquisitions.

                  (i) Subject to the Company's right to engage in an Alternative Transaction, none of the Company, OP or the Subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, limited liability entity, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, in each case, which are material, individually or in the aggregate, to the Company, OP and the Subsidiaries taken as a whole without Contributors prior written consent, which consent shall not be unreasonably withheld or delayed. Acquisitions in excess of 25,000 rentable square feet or having a total purchase price in excess of $1,500,000 (including assumed liabilities, if any) shall be deemed to be material to the Company, OP and the Subsidiaries taken as a whole for purposes of this Section. Contributors hereby consent to the consummation of the acquisitions listed on Schedule 5.1(f) on substantially the same terms as listed on such schedule.

                  (ii) Upon the execution of any purchase agreement by a Contributor, a Contributed Partnership, Philip O'B. Montgomery III, Randy
      S. Twist, or William Douglas Archer, or any affiliate of such natural persons (collectively, the "Restricted Persons") to acquire an Income-Producing Property (defined below), Contributors shall promptly send the Company a full and complete copy of such purchase agreement. With regard to any acquisition of an Income-Producing Property by any Restricted Person after the date hereof and prior to Closing, (A) any asset management agreement entered into by the Restricted Person with regard to such Income-Producing Property shall automatically be included within the definition of the Property to be contributed to OP by such Contributor pursuant to this Agreement without change to the Consideration, (B) OP shall have the option, exercisable at Closing with prior notice to Contributors, to purchase such Income-Producing Property at its appraised fair market value at the time of Closing, and (C) if OP does not exercise the foregoing option, any and all current or future employees and/or officers of the Company, OP and/or the Subsidiaries which directly or indirectly own or hold any beneficial interest in such Income-Producing Property shall liquidate such beneficial interests within twelve months after Closing. In the event that such liquidation does not occur within the time period specified, such employees and officers shall, at the Company's option, contribute their interests in such Income-Producing Property to OP at their cost. With regard to any purchase agreement regarding the acquisition of an Income-Producing Property by a Restricted Person which is still pending as of the Closing Date, (D) OP shall have the option, exercisable at Closing with prior notice to Contributors, to receive an assignment of, and assume, all of the Restricted Person's rights and obligations under such purchase agreement in return for the reimbursement to the Restricted Person at Closing of such Restricted Person's out-of-pocket expenses incurred in connection with, or pursuant to, such purchase agreement (including any earnest money deposits to the extent credited to OP), and (E) if OP does not exercise the foregoing option, any and all current or future employees and/or officers of the Company, OP and/or the Subsidiaries which directly or indirectly will own or hold any beneficial interest in the underlying Income-Producing Property shall liquidate such beneficial interests within twelve months after the closing of the purchase agreement. In the event that such liquidation does not occur within the time period specified, such employees and officers shall, at the Company's option, contribute their interests in such Income-Producing Property to OP at their cost. Notwithstanding the foregoing, none of the Restricted Persons shall (F) enter into a purchase agreement for the purchase of an Income-Producing Property which is not freely assignable by such Restricted Person or (G) acquire or agree to acquire without the Company's prior written consent any property which is located within five miles of, and is, in the reasonable discretion of the Company Board, in direct competition with, any property owned by the Company, OP or any Subsidiary or listed on
      Schedule 5.1(f). An "Income-Producing Property" shall mean any property that, at the time of its acquisition, (H) is generating lease revenues in the retail real estate or related business, and (I) is anticipated to have less than 60% of its value, after the completion of any new construction (exclusive of tenant refurbishments) planned to be commenced within two years after acquisition, resulting from such new construction.

            (g) Dispositions. Except as set forth on Schedule 5.1(g), none of the Company, OP or the Subsidiaries shall sell, transfer, encumber or otherwise dispose of or agree to sell, transfer, encumber or otherwise dispose of, any of its assets, which are material to the Company, OP and the Subsidiaries taken as a whole without Contributors prior written consent, which consent shall not be unreasonably withheld or delayed. Dispositions in excess of 25,000 rentable square feet or having a total sales price in excess of $1,500,000 (including assumed liabilities, if any) shall be deemed to be material to the Company, OP and the Subsidiaries taken as a whole for purposes of this Section. Except as permitted in Sections 5.1(i) and 6.18 below, no Contributor or Contributed Partnership (other than a Development Partnership) shall sell, transfer, encumber or otherwise dispose of its Property. Notwithstanding anything herein to the contrary, no Contributor or Contributed Partnership shall sell, transfer, encumber or otherwise dispose of its Property to or for the benefit of another Contributor or an affiliate of any Contributor.

            (h) No Material Changes to Contracts. Except as set forth on
Schedule 5.1(h)-1, none of the Company, OP, or the Subsidiaries shall amend, modify, alter, enter into, extend, renew or terminate or agree to amend, modify, alter, enter into, extend, renew or terminate any of its leases, contracts or other agreements which are material to the Company, OP and the Subsidiaries taken as a whole without Contributors' prior written consent, which consent shall not be unreasonably withheld or delayed. None of the Contributors or the Contributed Partnerships shall amend, modify, alter, enter into, extend, renew or terminate or agree to amend, modify, alter, enter into, extend, renew or terminate any of its leases, contracts or other agreements which are material to the Contributors and the Contributed Partnerships taken as a whole without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the immediately foregoing sentence, except as set forth on Schedule 5.1(h)-2, none of the Contributors or the Contributed Partnerships shall terminate or agree to terminate any of its leases (regardless of materiality) prior to the end of the lease term without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed. Any lease, contracts or other agreements with a tenant leasing 15,000 rentable square feet or more shall be deemed to be material (i) to the Company, OP and the Subsidiaries taken as a whole and (ii) to Contributors and the Contributed Partnerships taken as a whole, for purposes of this Section.

            (i) Indebtedness. None of the Company, OP or the Subsidiaries shall incur, assume or guarantee any indebtedness for borrowed money other than the OP Debt. Notwithstanding the foregoing, the Company, OP and/or the Subsidiaries may incur, assume or guarantee any indebtedness for borrowed money if such incurrence, assumption or guarantee constitutes refinancing indebtedness for borrowed money of the Company, OP and/or the Subsidiaries in existence as of the date hereof (and to the extent such refinancing indebtedness does not materially exceed the principal amount of the refinanced indebtedness or contain materially different terms, restrictions or obligations). The Company shall obtain and deliver to Contributors not less than fifteen (15) days before the Closing Date an estoppel letter substantially in the form attached to this Agreement as Exhibit H from each of the lenders of the OP Debt. From the date hereof through and including the Closing Date, none of the Company, OP or the Subsidiaries shall draw down or borrow any monies pursuant to the First Amended and Restated Revolving Credit Agreement dated as of July 9, 1998, as amended from time to time (the "BankBoston Agreement"), by and between OP and BankBoston, N.A. ("Lender"), for any purpose other than (i) payment of dividends and lease commissions in the ordinary course of business, (ii) acquisitions in accordance with Section 5.1(f), and (iii) the payment of expenses incurred by the Company, OP or the Subsidiaries in respect of the construction of expansions on or renovations of the existing facilities.

            Except for indebtedness existing as of the date hereof, no Contributor shall incur, assume or guarantee any indebtedness for borrowed money which encumbers its Property. Except for indebtedness existing as of the date hereof, no Contributed Partnership (other than a Development Partnership) shall incur, assume or guarantee any indebtedness for borrowed money. Notwithstanding the foregoing, any Contributor and any Contributed Partnership may incur, assume or guarantee any indebtedness for borrowed money if such incurrence, assumption or guarantee constitutes refinancing indebtedness for borrowed money of such Contributor or Contributed Partnership in existence as of the date hereof (and to the extent such refinancing indebtedness does not materially exceed the principal amount of the refinanced indebtedness or contain materially different terms, restrictions or obligations). Notwithstanding the foregoing, the Company and OP agree that Contributors may incur indebtedness up to $3,000,000 to be secured by the Property located at Franklin Park Mall in Spokane, Washington for the purpose of demolition and construction work required in connection with the Bed, Bath & Beyond lease and buy out of the Ernst lease in accordance with the terms set forth on Schedule 5.1(i)-1 hereof, and indebtedness for tenant improvements for the REI lease at Highlands Center, provided that such indebtedness shall be included within the definition of "Debt". The Contributors of POB agree to pay all of POB's loans and other debts for borrowed money at or prior to Closing.

            Upon the execution of any application, term sheet, commitment, loan agreement or like documents by a Development Partnership in connection with any recourse indebtedness for borrowed money (or any assumption or guarantee thereof), Contributors shall promptly send the Company full and complete copies of such loan documents. With regard to any new or additional recourse indebtedness incurred, guaranteed or assumed after the date hereof and prior to Closing, (i) OP shall have the option, exercisable at Closing with prior notice to Contributors, to exclude the property encumbered by such new or additional recourse indebtedness without any change to the Consideration, and (ii) if OP does exercise the foregoing option, any and all current or future employees and/or officers of the Company, OP and/or the Subsidiaries which directly or indirectly own or hold any beneficial interest in such excluded property shall liquidate such beneficial interests in an orderly manner within twelve months after Closing. In the event that such liquidation does not occur within the time period specified, such employees and officers shall, at the Company's option exercisable at any time after such time period, contribute their interests in such property (subject to any debt thereon) to OP for no additional Consideration. Notwithstanding the foregoing, any Development Partnership may incur, assume or guarantee (i) any recourse indebtedness for borrowed money if either (A) such incurrence, assumption or guarantee constitutes refinancing indebtedness for borrowed money of such Development Partnership in existence as of the date hereof (and to the extent such refinancing indebtedness does not materially exceed the principal amount of the refinanced indebtedness or contain materially different terms, restrictions or obligations) or (B) for any pro forma development loan listed on Schedule 5.1(i)-2, such recourse indebtedness does not materially differ from the principal amount, term, interest rate or other terms of such pro forma development loan listed on such schedule, and (ii) any non-recourse indebtedness.

            (j) Other Actions. None of the Company, OP, the Subsidiaries or Contributors shall take any action that would or reasonably would be likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited) or any of the conditions to the Agreement set forth in Article VII hereof not being satisfied.

            (k) Advice of Changes; SEC Filings. Each of the Company, OP and Contributors shall confer on a regular basis with the other, report on operational matters and promptly advise the other in writing of any change or event having, or which insofar as reasonably can be foreseen would have, a Material Adverse Effect or a Contributor Material Adverse Effect. Each of the Company, OP and Contributors promptly shall provide the other with true and complete copies of all filings made by it with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            (l) Certain Other Actions.

                  (i) From time to time prior to the Closing Date, the Company, OP and Contributors promptly shall supplement or amend the Schedules to this Agreement theretofore prepared by it with respect to any matter which, if existing as of the date hereof, would be required to be set forth therein. It is hereby agreed that no such supplement or amendment shall be deemed to or constitute a cure of any breach of any representation or warranty by the applicable party unless all of the non-breaching parties agree thereto in writing or proceed with the Closing with full knowledge of such supplement or amendment.

                  (ii) The Company, OP, the Subsidiaries, the Contributors, and the Contributed Partnerships shall duly and timely file all reports, federal, state and local tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by applicable law; provided that, in the case of the Company such extensions do not adversely affect the status of the Company as a qualified REIT under the Code.

                  (iii) None of the Company, OP, the Subsidiaries, the Contributors, or the Contributed Partnerships shall make or rescind any express or deemed election relative to taxes (unless, in the case of the Company, it is required by law or necessary to preserve the status of the Company as a REIT for Federal income tax purposes).

                  (iv) The Company and the Contributors promptly shall notify the other party of any action, suit, proceeding, claim or audit pending against or with respect to the Company, OP, and the Subsidiaries, on the one hand, or the Contributors and the Contributed Partnerships, on the other hand, in respect of any federal, state or local taxes where there is a reasonable probability of a determination or decision by a relevant authority which would materially increase the tax liabilities of any such party, and none of the Company, OP, the Subsidiaries, the Contributors, or the Contributed Partnerships shall change any of the tax elections, accounting methods, conventions or principles which relate to such party that insofar as reasonably could be foreseen would materially increase such party's liabilities.

                  (v) The Company shall take (or refrain from taking, as applicable) such action(s) as are necessary to maintain through the Closing Date the status of the Company as a REIT and OP's and each Subsidiary's current federal income tax status.

                  (vi) The Company covenants that it will use its reasonable best efforts to negotiate an agreement as to the participation amounts due under the FHA mortgage loan and related equity loan on Woodgate Manor Apartments and to accept repayment of such loans if the borrower makes payment thereon.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

      SECTION 6.1 Preparation of the Company Proxy Statement. The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date hereof, the Company Proxy Statement. The Company Proxy Statement shall include the recommendation of the Board of Directors of the Company that the transactions contemplated hereby be approved by the holders of the Common Stock. Contributors shall cooperate with the Company in the preparation of the Company Proxy Statement and provide any information regarding the Contributors or the Property required to be placed in the Company Proxy Statement or otherwise required by the SEC, including without limitation any unaudited financial statements for interim financial reporting periods, and shall have the opportunity to review the Company Proxy Statement prior to submission to the SEC. The Company shall use diligent efforts to clear the Company Proxy Statement with the SEC as promptly as practicable after such filing.

      SECTION 6.2 Access to Information. Upon reasonable notice, the Company and OP shall (and shall cause each of the Subsidiaries to) and each Contributor and Contributed Partnership shall afford to the officers, employees, accountants, counsel and other agents and representatives of the other, access, during normal business hours during the period from the date hereof until the Closing Date, to all of its properties, books, contracts, commitments and records (including, without limitation, using its best efforts to afford access to, the audit work papers of the independent auditor of each of the Company, OP, the Subsidiaries, the Contributors and the Contributed Partnerships) and, during such period, such entities shall furnish promptly to the other (a) as to the Company, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the Securities Act and the Exchange Act and (b) all other information concerning its business, properties and personnel as such other party reasonably may request. The Company, OP and each Contributor shall waive any accountant/client privilege that may exist, and take all other necessary action, to ensure the delivery by the independent auditor of the Company and the Contributors of audit work papers to the party requesting such information. The parties shall hold all such information in confidence in accordance with the terms of the Confidentiality Agreement which shall continue to bind the parties thereto and hereto from the date thereof until the completion of the Closing.

      SECTION 6.3 Company Stockholders' Meeting. The Company shall duly notice and convene as promptly as practicable after the date hereof the Company Stockholders' Meeting for the purpose of voting upon the adoption of this Agreement, the Charter Amendments and the transactions contemplated hereby. The Company (through the Company Board) shall recommend to the holders of Common Stock the approval and adoption of all such matters; and shall use its best efforts to solicit and, if necessary, resolicit the vote of the holders of Common Stock in favor of adoption of this Agreement and the transactions contemplated hereby (including, if necessary, adjourning or postponing, and subsequently reconvening, the Company Stockholders' Meeting for the purpose of obtaining such votes and engaging proxy solicitation professionals); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to Contributors) under the circumstances set forth in the second sentence of Section 5.1(e)(ii) without any liability or obligation to Contributor (except as set forth in Section 6.7(b)).

      The Company may, if the Company Board withdraws, modifies or changes its recommendation under the circumstances set forth in the second sentence of
Section 5.1(e)(ii), delay the filings or mailing, as the case may be, of the Company Proxy Statement or the convening of the Company Stockholders' Meeting, in each case to the extent necessary to revise the Company Proxy Statement to reflect such withdrawal, modification or change and to provide the minimum notice thereof required under applicable law or the Company's charter or bylaws.

      The "Charter Amendments", as such term is used herein, shall mean the amendments to the Charter and/or bylaws of the Company and to the limited partnership agreement and/or certificate of limited partnership of OP in substantially the same forms as attached hereto as Exhibit I.

      SECTION 6.4 Consents and Approvals. The Company, OP and each Contributor shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated hereby (including furnishing all information in connection with approvals of or filings with any Governmental Entity) and shall cooperate with and furnish information to each other in connection with any such requirements imposed upon it or any of the Subsidiaries or Contributed Partnerships in connection with the transactions contemplated hereby. The Company and OP shall, and shall cause its Subsidiaries to, and each Contributor shall, and shall cause each Contributed Partnership to, take all reasonable actions necessary to obtain (and shall cooperate with the other in obtaining) each consent, authorization, order or approval of, and each exemption by, each Governmental Entity and other person or entity, required to be obtained or made by the parties hereto or any of the Subsidiaries or Contributed Partnerships in connection with this Agreement and the transactions contemplated hereby or the taking of any action contemplated hereby.

      SECTION 6.5 Reservation of Shares; Validity of Shares. Promptly after the date hereof, the Company shall take all necessary action, if any, to ensure that the maximum number of shares of Common Stock which shall be issuable upon exchange of the Units are authorized and reserved for issuance. All shares of Common Stock issued upon exchange of the Units of the Contributors, when so issued, shall be duly authorized, validly issued, and fully paid and non-assessable.

      SECTION 6.6 Employee Benefit Plans. The Company agrees that the Company Benefit Plans in effect on the date hereof shall, to the extent practicable, remain in effect after the Closing Date until the Company thereafter determines otherwise.

      SECTION 6.7 Expenses; Liquidated Damages.

            (a) General Rule. Except as hereafter provided in this Agreement, all fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement (including all Exhibits hereto and instruments and agreements prepared and delivered in connection herewith), and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the transactions are consummated or abandoned.

            (b) Contributors' Expenses; Termination Fee.

                  (i) Provided that none of the Contributors then is in material breach of any of its representations, warranties or agreements under this Agreement, the Company and/or OP shall pay or cause to be paid to Contributors all of "Contributors' Expenses" (as hereinafter defined) if this Agreement shall be terminated by Contributors pursuant to Sections 9.1(b)(i), 9.3(a)(iii) or 9.3(b). "Contributors' Expenses" shall mean fees and out-of-pocket expenses reasonably and actually incurred and paid by or on behalf of Contributors in connection with this Agreement and the consummation of the transactions contemplated hereby or thereby, including all reasonable fees and expenses of outside legal counsel, accountants, experts, financial advisors and consultants to Contributors. The parties hereto agree that Contributors' Expenses shall be capped as set forth on Exhibit J attached hereto, subject to increase for legal fees with the consent of the Company (not to be unreasonably withheld or delayed) in the event the aggregate of all other line item expenses are in excess of $450,000. The Contributors' Expenses must be clearly documented to be eligible for reimbursement.

                  (ii) Provided that none of the Contributors then is in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated pursuant to Sections 9.1(f) or 9.1(g), then the Company and/or OP shall pay (or cause to be paid) to Contributors by wire transfer of same day funds to an account designated in writing by Contributors to the Company a termination fee in the amount of $3,000,000, which fee shall be payable by the Company and/or OP not later than the third business day next following the date of termination of this Agreement pursuant to Sections 9.1(f) or 9.1(g).

                  (iii) In addition, provided that none of the Contributors then is in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated and prior to the expiration of the 12-month period next following the date of such termination, an Alternative Transaction is entered into, then the Company and/or OP shall pay or cause to be paid to Contributors by wire transfer of same day funds to an account designated in writing by Contributors to the Company, a termination fee in the amount of $3,000,000, which fee shall be payable by the Company and/or OP not later than the third business day next following the date of entering into such Alternative Transaction.

            (c) Company's Expenses. Provided that neither the Company nor OP is then is in material breach of any of their representations, warranties or agreements under this Agreement, the Contributors shall pay or cause to be paid to Company and/or OP all of the "Company Expenses" (as hereinafter defined) if this Agreement shall be terminated by the Company pursuant to Sections 9.1(b)(ii), 9.3(c)(iii) or 9.3(d). "Company Expenses" shall mean fees and out-of-pocket expenses reasonably and actually incurred and paid by or on behalf of the Company and/or OP in connection with this Agreement and the consummation of the transactions contemplated hereby or thereby, including all reasonable fees and expenses of outside legal counsel, accountants, experts, financial advisors and consultants to the Company and/or OP. The parties hereto agree that the Company Expenses shall be capped as set forth on Exhibit K attached hereto, subject to increase for legal fees with the consent of the Contributors (not to be unreasonably withheld or delayed) in the event the aggregate of all other line item expenses are in excess of $160,000. The Company Expenses must be clearly documented to be eligible for reimbursement.

            (d) It is expressly agreed that all amounts to be paid pursuant to Sections 6.7(b) and 6.7(c) represent liquidated damages negotiated at arm's-length and do not constitute, and are not intended by the parties to operate as, a penalty.

            (e) The Company and/or OP shall promptly pay or cause to be promptly paid (not later than 10 days after submission of reasonably itemized invoices or other reasonable documentary evidence therefor) by wire transfer of same day funds to Contributors, Contributors' Expenses if this Agreement shall be terminated under any of the circumstances set forth in Section 6.7(b). Contributors shall promptly pay or cause to be promptly paid (not later than 10 days after submission of reasonably itemized invoices or other reasonable documentary evidence therefor) by wire transfer of same day funds to the Company, the Company Expenses if this Agreement shall be terminated under any of the circumstances set forth in Section 6.7(c).

      SECTION 6.8 Brokers or Finders. Each of the Contributors, the Company and OP covenants as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for Bear, Stearns & Co. Inc., whose fees and expenses shall be fully paid for by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been attached hereto as Schedule 6.81), and Prudential Securities Incorporated and First Union Securities, Inc. whose fees and expenses shall be fully paid for by Contributors in accordance with

Contributors' agreements with such firms (a true and complete copy of Prudential Securities Incorporated's agreement has been attached hereto as Schedule 6.82); provided, however, that up to the amount of Prudential Securities Incorporated's original fees and expenses set forth in Schedule 6.82 shall be paid by OP or reimbursed by OP to Contributors at Closing regardless of whether paid to Prudential Securities Incorporated or First Union Securities, Inc. or a combination thereof. Each of the Contributors, on the one hand, and the Company and OP, on the other hand, hereby agree to indemnify and hold harmless the other from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

      SECTION 6.9 Board of Directors.

            (a) Prior to the Closing Date, the Company shall have taken all requisite corporate action and, if necessary, obtained all approvals of the Company's stockholders to increase the size of the Company Board to seven directors and to cause the two nominees designated by Contributors to serve as directors of the Company, each for an initial term commencing at the Closing Date and expiring on the date of the third annual meeting of the Company's stockholders next following the Closing Date or until his or her successor is duly elected and qualified. In addition to such nominees, Contributors shall designate two additional nominees to serve as independent directors of the Company, such nominees to be acceptable to the Company. The initial terms of these two additional nominees shall commence on the Closing Date and expire on the date of the second and third annual meetings, respectively, of the Company's stockholders next following the Closing Date or when their successors are duly elected and qualified.

            (b) Advisor shall designate three nominees to serve as directors of the Company, two of which will be independent directors of the Company, such independent directors to be acceptable to Contributors. The initial term of the non-independent director shall commence on the Closing Date and expire on the date of the second annual meeting of the Company's stockholders next following the Closing Date or when his or her successor is duly elected and qualified. The initial terms of the two independent directors shall commence on the Closing Date and expire on the date of the first annual meeting of the Company's stockholders next following the Closing Date or when their successors are duly elected and qualified.

            (c) For purposes of the Section, a director of the company shall be considered to be "independent" if such director (i) is not an officer, partner, member or principal of the Company, OP, any Subsidiary, any Contributor, any Contributed Partnership or Advisor, (ii) is not related by birth or marriage to any of the foregoing, (iii) is not a representative, trustee, agent, counsel or accountant for any of the foregoing or for a major beneficial owner of the Company, OP, any Subsidiary, any Contributor, any Contributed Partnership or Advisor, and (iv) is, in the view of the Company Board, otherwise free of any relationship that may interfere with the exercise of such person's independent judgment.

      SECTION 6.10 Additional Agreements. Upon the terms and subject to the conditions of this Agreement, the Company, OP and each Contributor agrees to take (or cause to be taken or cause to be done), all reasonable actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the receipt of the Company Stockholder Approval Condition, including, without limitation, cooperating fully with the other party, including by provision of information and making all necessary filings in connection with, among other things, any Governmental Entity approval, and including the issuance of Common Stock upon exchange of the Units of the Contributors for Common Stock. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest OP with full title to the Properties, the proper officers and directors of each party to this Agreement shall promptly take all such necessary action.

      SECTION 6.11 Conveyance Taxes. Each Contributor, OP and the Company shall cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents regarding any conveyance taxes which become payable in connection with the transactions contemplated by this Agreement that are required to be filed prior to the Closing Date. The Company will, or will cause OP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of the Units, all mortgage, excise, intangibles, sales, value added, stock transfer and stamp taxes, any recording, registration and other fees and any similar taxes, that become payable in connection with the transactions contemplated by this Agreement. Contributors shall pay, without reimbursement from the Company or OP, all real estate transfer and conveyance taxes and fees that become payable in connection with the transactions contemplated by this Agreement.

      SECTION 6.12 Public Announcements. Subject to Section 5.1(e)(i), the Company, OP and the Contributors shall consult with each other prior to issuing any press release or making any public statement or announcement (whether or not jointly made) with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable rules or regulations of the SEC or any national securities exchange registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association, the Company, OP or the Contributors, as the case may be, shall not issue any such press release or make any such public statement or announcement prior to such consultation.

      SECTION 6.13 Notification of Certain Matters. With respect to events known to them, the Company and OP shall give prompt notice to the Contributors and Contributors shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty given by them and contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (ii) any material failure of the Company, OP, or any Contributor, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default (or an event which with notice, lapse of time or both, would become a default) received by the Company, OP, the Subsidiaries, Contributors or the Contributed Partnerships subsequent to the date hereof and prior to the Closing Date, under any material agreement or instrument, (iv) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect or Contributor Material Adverse Effect (other than changes resulting from general economic conditions or conditions relating generally to the real estate industry) shall have occurred or reasonably be likely to occur; provided, however that the delivery of any notice pursuant to this Section 6.13 shall not cure any breach or noncompliance under this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice unless all of the non-breaching parties proceed with the Closing with full knowledge of the matters referred to in any such notice.

      SECTION 6.14 Tax Provisions. With respect to the Properties, OP shall use the remedial method contained in the Regulations promulgated under Section 704(c) of the Code to take into account any variation between the adjusted basis of the Property and its fair market value. With respect to any OP asset for which the Gross Asset Value (as that term is defined in the OP Partnership Agreement) of the asset is different than the tax basis for federal income tax purposes (including without limitation any difference resulting from the revaluation of such asset pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) in connection with the contributions to the OP pursuant to this Agreement) of the asset, the allocations of Tax Items (as that term is defined in the Partnership Agreement) shall be the remedial method contained in the Regulations under
Section 704(c) of the Code.

      If requested by Contributors, OP shall reasonably cooperate with Contributors in the preparation and filing of such tax returns and reports.

      SECTION 6.15 Assumption of Debt.

            (a) Prior to the Closing Date, OP and the Contributors shall cooperate to obtain every necessary consent required in connection with OP's assumption of the loans comprising the Debt and the transfers of the Contributed Partnerships, and the Contributors and/or their partners and affiliates release from such loans and any guaranties thereof, at Closing. OP shall use its best efforts to assume each and every loan comprising the Debt and shall pay all costs, fees and taxes incurred in connection with such assumptions and transfers including, without limitation, any prepayment premiums, loan application and loan assumption fees up to $600,000, in the aggregate, (any overage to be paid by Contributors) as are necessary to fully assume the Debt and transfer the Contributed Partnerships. Upon any assumption of Debt or any acceptance of any Contributed Partnerships by OP, OP shall either (i) cause the holders of such Debt and any Contributed Partnership Debt of such Contributed Partnerships to release Contributors and their partners and affiliates from any obligations thereunder from and after the Closing Date or (ii) indemnify Contributors and their partners and affiliates (including any guarantors of such Debt or Contributed Partnership Debt) from any obligations under such Debt or Contributed Partnership Debt from and after the Closing Date.

            (b) If for any reason the parties hereto have not been able to obtain prior to the Closing Date (i) a lender's consent to OP's assumption of any Debt or the transfer of any Contributed Partnership as provided herein or
(ii) refinancing of such Debt or Contributed Partnership Debt in full in accordance with the terms of Section 5.1(i) of this Agreement, then such Property shall not be contributed to OP and the Consideration shall be reduced by the Consideration allocated to such Property on Exhibit A; provided, however, that if Property having an aggregate Consideration in excess of $50,000,000 is not contributed to OP pursuant to this paragraph, then the Company and/or OP may terminate this Agreement.

            (c) With regard to any Property which is not contributed to OP at Closing pursuant to Section 6.15(b) above, (i) notwithstanding anything stated in this Agreement to the contrary, all of Contributor's rights and obligations under any asset management agreement concerning such Property shall be included within the definition of the Property to be contributed to OP at Closing by such Contributor pursuant to this Agreement without any increase in the Consideration, and (ii) OP shall have the option, exercisable at any time on or before the first anniversary of the Closing Date, to purchase such Property for the Consideration allocated to such Property on Exhibit A and pursuant to the other applicable terms of this Agreement including the release and/or indemnification of Contributors and their partners and affiliates from any obligations under any Debt or Contributed Partnership Debt concerning such Property. Subject to updating the rent roll referred to in Section 4.2(t), the applicable representations and warranties set forth in Section 4.2, including without limitation those set forth in Sections 4.2(j), (k), (l), (n) and (t), shall be true and correct as if made with respect to such Property, on an individual basis, as of the date of purchase of such Property by OP. In the event of a material breach of such a representation or warranty resulting in a reduction in value of such Property, the parties agree that if in their mutual, reasonable determination such reduction in value can be compensated for by a reduction in the Consideration allocated to such Property on Exhibit A, the Consideration allocated to such Property shall be reduced by an amount equal to such reduction in value as mutually, reasonably determined by the parties.

            (d) If OP does not exercise the option set forth in Section 6.15(c)(ii) above, Contributors, within ten business days after the first anniversary of the Closing Date, shall offer to sell such Property to OP at a price to be determined by Contributors (an "Offer Price"). If OP does not accept such offer with thirty days of OP's receipt thereof, (i) subject to Contributors' obligation, if any, to make a new offer as set forth in the last sentence of this Section 6.15(d), such offer shall automatically terminate, (ii) Contributors shall use reasonable efforts to market the Property for sale, and
(iii) Contributors shall be free to sell such Property to any third party on substantially the same pricing and economic terms as those offered to OP provided that (A) the sales price of such Property (without regard to closing costs or prorations) is equal to or in excess of ninety-five percent (95%) of the Offer Price and (B) the sale of such Property closes within six months of the termination of such offer. If Contributors do not sell the Property under the terms of this subsection, Contributors and OP shall repeat the foregoing procedures of this subsection until the Property is sold by Contributors.

      SECTION 6.16 Maintenance of Debt. OP covenants to Contributors and the Assignees that OP will not prepay any portion of the Debt or the Contributed Partnerships' Debt until one (1) year from the Closing Date;

provided, however, that OP may (i) allow the principal balance of the Debt and the Contributed Partnerships' Debt to amortize according to the terms of the underlying loan as they existed immediately prior to the Closing or (ii) refinance such Debt in any manner that does not adversely affect a Contributor's tax burden or the timing thereof. Notwithstanding any other provision of this Agreement to the contrary, OP shall indemnify each Contributor and Assignee against any and all tax liability, including reasonable attorneys' fees, incurred by such Contributor or Assignee as a result of OP's breach of its obligations under this paragraph. The obligations of OP contained in this paragraph shall survive Closing.

      SECTION 6.17 Restrictions on Subsequent Sale of Properties. For the benefit of each Contributor and Assignee, OP covenants and agrees that, until one (1) year from the Closing Date, OP shall not sell, assign, transfer or otherwise dispose of OP's interest in the Properties (or the property owned by the Contributed Partnership if such Contributor contributed interests in a Contributed Partnership) (other than by lease of such property to a third-party tenant or by means of a tax-free exchange of property complying with Section 1031 of the Code), without such Contributor's (or such Contributor's Assignees') prior written consent, which shall not be unreasonably withheld or delayed. OP shall indemnify such Contributor and its Assignees against any and all tax liability, including reasonable attorneys' fees, incurred by such Contributor or its Assignees as a result of OP's breach of its obligations under this paragraph. The obligations of OP contained in this paragraph shall survive Closing.

      SECTION 6.18 Permitted Sales of Properties. The Company and OP agree that the Contributors shall be permitted to sell the Properties listed on Schedule
6.18 prior to Closing and, upon any such sale, the Consideration and its components shall be reduced by the gross sales price of such transferred Property. No sales permitted by this paragraph shall be made to another Contributor or an affiliate of any Contributor.

      SECTION 6.19 Pre-Closing Distributions from Contributed Partnerships. Subject to Contributors' obligations under Section 5.1(a) for the period from the date hereof until immediately prior to the Closing, the Company and OP acknowledge and agree that the Contributed Partnerships intend, and shall be permitted, to make distributions of all of their available cash (less any reserve, escrow or suspense accounts required under such Contributed Partnership's loan documents or capital budgets necessary to operate their respective properties) at any time prior to Closing. Each Contributor shall be reimbursed by OP in cash at Closing for such Contributor's pro rata share of any reserve, escrow or suspense accounts required under its Contributed Partnership's loan documents or capital budgets which are funded at the time of the Closing.

      SECTION 6.20 Employment and Non-Competition Agreements. Effective as of the Closing Date, the Company shall have elected each of the following persons to the position listed opposite such person below; provided, however, that the Company may waive any requirements that such election of Ms. Hayes and Mr. Magner occur and such waiver shall bind all other parties hereto. As soon as possible after Closing, but effective as of the Closing Date, the Company shall enter into employment agreements with such persons in such position pursuant to an employment agreement (collectively, the "Employment Agreements") in a form mutually agreeable to such persons and the Compensation Committee of the Company
Board:

        Philip O'B. Montgomery III         President and Chief Executive Officer
        Randy S. Twist                     Chief Operating Officer
        William Douglas Archer             Chief Financial Officer
        Gayle Hayes                        Director of Property Management
        Richard Magner                     Director of Construction Management

The Employment Agreements shall contain initial terms of employment of two (2) years from the Closing Date and shall contain such salaries, benefits, incentives, severance packages, and other remuneration and duties as are reasonable and customary for similar officers of other publicly-traded real estate investment trusts similar to the Company. The specific compensation packages for each such employee shall be negotiated between such employee and the Compensation Committee of the Company Board. The parties acknowledge that the Company has retained Ernst & Young LLP to evaluate what is reasonable and customary compensation for the first three positions listed above.

In addition, on the Closing Date, each of the persons listed above in this section shall enter into a Non-Competition Agreement (collectively, the "Non-Competition Agreements") in substantially the same form as attached hereto as Exhibit L.

      SECTION 6.21 Purchase Restrictions. Contributors agree that they and their affiliates shall not directly or indirectly buy, accept, or otherwise acquire (or offer, contract for, or accept any options, warrants or other rights to buy, accept, or otherwise acquire) any Common Stock except that Contributors may buy, accept or acquire Common Stock or Units (i) if approved by a majority of the independent directors of the Company Board, (ii) as expressly permitted in this Agreement, (iii) as part of their remuneration as an employee, officer, consultant or director of the Company, OP or the Subsidiaries, or (iv) in the form of distributions from the Company, OP or the Subsidiaries as a result of their ownership of Units or Common Stock. For purposes of this section, the term "affiliates" shall mean persons controlling, controlled by or under common control with a Contributor.

      SECTION 6.22 Development Partnerships. The Contributed Partnerships denoted with an asterisk (*) on Exhibit A are referred to herein as the "Development Partnerships". In addition to such Development Partnerships, all entities formed or capitalized between the date of this Agreement and Closing in which any of Philip O'B. Montgomery III, Randy S. Twist, or William Douglas Archer has an ownership or beneficial interest shall automatically be a Development Partnership under this Agreement and shall be included within the term "Development Partnership". Except as expressly restricted or prohibited by the terms of this Agreement, the Development Partnerships shall be free to acquire, dispose of, finance, refinance, encumber or otherwise deal with any of their assets. The parties agree that, due to the inherently fluid nature of the assets contained within the Development Partnerships, the Consideration allocated to the Development Partnerships shall not be subject to adjustment of any kind due to any changes in the nature or the composition of such assets between the date hereof and the Closing, including without limitation any addition, substitution, modification, encumbrance, termination or removal of any of such assets. Contributors agree that the Consideration attributed to the Development Partnerships shall be reduced dollar for dollar for any capital distributions made to Contributors from any Development Partnership resulting from (i) any sale or encumbrance of any assets of a Development Partnership prior to the time it is acquired by OP (whether at Closing or thereafter pursuant to Section 5.1(i) hereof) or (ii) any brokerage or development fees earned within ninety (90) days prior to the time such Development Partnership is acquired by OP (whether at Closing or thereafter pursuant to Section 5.1(i) hereof) to the extent actually collected by the Development Partnerships, Contributors, and/or affiliates or employees of the Development Partnerships or the Contributors.

      SECTION 6.23 Advisory Fees. The Company, OP and Contributors acknowledge that, from time to time after the Closing, Advisor may be engaged by the Company Board to act in an advisory role on behalf of the Company and/or OP notwithstanding the fact that one or more affiliates of Advisor may be then serving on the Company Board. The parties hereto agree that Advisor shall be permitted to serve in such role(s) subject to the approval of such engagement
(i) by the disinterested members of Company Board in compliance with applicable statutory, regulatory and other corporate governance requirements and (ii) on such terms as are no less advantageous to the Company and/or OP than the most favorable disinterested third-party of equal experience and ability.

      SECTION 6.24 Grant of Company's Existing Stock Options. Notwithstanding anything to the contrary contained herein, Contributors agree that the Company shall be entitled to grant at any time prior to Closing options for the purchase of up to an aggregate of 234,522 shares of Common Stock at a strike price equal to or above $11.00 per share of Common Stock. The Company represents that such options represent the unissued balance of stock options currently eligible for grant by the Company out of a total of 832,254 stock options authorized by the Company Board on September 30, 1997, under the Aegis Realty, Inc. Incentive Share Option Plan.

      SECTION 6.25 Voting Rights. The Company and OP agree that, the Partnership Agreement shall be amended to provide that, for so long as the Contributors and/or their affiliates in the aggregate own Units representing, on an as-converted basis without any cash redemptions, at least twenty percent (20%) of the outstanding voting Common Stock, the Company, as the sole general partner of OP, shall have the obligation to obtain the approval of the holders of a majority of such Units for any "Major Decision" (as defined in the Amendment).

      SECTION 6.26 Confidentiality. The parties hereto agree to be bound by the terms of the Confidentiality Agreement as if such parties were originally parties thereto; provided, however, that the parties shall be bound by the terms of the Confidentiality Agreement from the date hereof until the completion of the Closing notwithstanding anything therein to the contrary.

      SECTION 6.27 Due Diligence, Title and Closing Costs.

            (a) OP shall pay all third-party costs relating to environmental studies ordered by the Company and/or OP on the Properties and escrow and related fees. The cost of preparing, printing and mailing the Company Proxy Statement shall be borne by OP and/or the Company.

            (b) Contributors shall pay all third-party costs incurred by any party hereto relating to any audits of Contributors, the Contributed Partnerships or any of their properties or operations. The Contributors shall pay all third-party costs relating to environmental studies ordered by the Contributors on the Company's, OP's or the Subsidiaries properties. All out-of-pocket costs listed in this paragraph or on Exhibit J borne by Contributors shall be reimbursed to Contributors at Closing, provided that such costs are clearly documented.

            (c) Contributors shall pay all (i) premiums for the Title Policies (defined below), (ii) third-party costs relating to surveying the Properties, and (iii) conveyance taxes on the transfer of the Properties.

      SECTION 6.28 Title Policies. As soon as practicable after the date hereof, the Company shall request bids from the title insurance companies listed on
Schedule 6.28, on the total cost of (i) issuing ALTA (or equivalent) fee title Owner's Policies of Title Insurance issued to OP insuring good and marketable (or if the Land is in Texas, good and indefeasible) fee simple title to the Land and Improvements in amounts mutually acceptable to OP and Contributors with such endorsements (including non-imputation and fairway endorsements on the Contributed Partnerships' properties) as reasonably requested by OP (the "Title Policies") and (ii) performing any escrow, closing or other services anticipated to be performed by the title company at Closing. As soon as practicable after the receipt of such bids, the Company shall cause the title company with the lowest total bid (the "Title Company") to issue to OP title commitments for the Title Policies. Contributors shall forthwith undertake, with due diligence, to eliminate all Liens except for the Permitted Exceptions and any other exceptions appearing in such commitments which may reasonably be removed at a cost which does not exceed $37,500 per Property. If Contributors are unable to convey good and marketable title in accordance with the terms of this Agreement on the Closing Date, Contributors shall so notify OP and OP may thereafter, at its option (which option shall be set forth in a notice from the OP to Contributors)
(i) accept title to the Property subject to such exceptions, without any abatement of the Consideration, or (ii) refuse to accept the contribution of the affected Property with a corresponding adjustment to the Consideration and its components.

      SECTION 6.29 Surveys. As soon as practicable after the date hereof, Contributors shall request updates to the most recent surveys of the Land and Improvements and shall deliver copies of such surveys to the Company and the Title Company. Each update shall be a current "as built" ALTA/ACSM survey of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the state in which the Land is located depicting: (i) the locations of all existing easements, fences, encroachments, conflicts, protrusions, alleys, streets, roads, and rightsofway on or adjacent to the Land which are visible on the ground or listed in the title commitment relating to the Property issued by the Title company (with recording information shown if applicable); (ii) accurately show the locations of all existing improvements, monuments, sidewalks, driveways, parking lots and other visible items on the Land; (iii) accurately show all areas designated as being flood prone or subject to special flood hazards or other hazardous conditions according to the most current official maps of the Flood Insurance Administration, the Federal Emergency Management Agency or any other public or semipublic body charged with determining the existence of such conditions which has jurisdiction over the Properties; (iv) set forth a metes and bounds description of the Land and, if applicable, a description by reference to a recorded plat or map; and (v) contain a certification by the surveyor in form reasonably acceptable and addressed to OP, POB, Lender and the Title Company, indicating that the survey was made on the ground and accurately shows all the matters required above. The legal description of the Land contained in the Survey, once the correctness thereof has been confirmed by the parties hereto, shall be used as the description of the Land in the Title Policies and deeds to be delivered by Contributors to OP at Closing.

      SECTION 6.30 Environmental Reports. Each of the parties shall give to the other parties hereto reasonable access to its properties prior to Closing for the purpose of physically inspecting the property and performing Phase I environmental reports. If any environmental report suggests that additional environmental investigations or studies should be conducted on any particular property, the owner of such property, upon request, shall make such property available for reasonable additional investigations and/or studies including soil tests and other inspections (so long as such tests and inspections do not unreasonably interfere with the normal use and occupancy of such property). The party requesting any particular environmental study shall have the obligation to repair any damage to property caused by such investigation, which obligation shall survive any termination of this Agreement. Each party covenants and agrees that no property investigated by it shall be damaged or impaired in any way as the result of its activities thereon and hereby agrees to indemnify and hold the owner of such property harmless from and against any claims, causes of action, damages and expenses (including attorneys' fees) to the extent resulting from any such test or inspection conducted by the indemnifying party thereon.

Notwithstanding the foregoing paragraph, after sixty (60) days from the date of this Agreement (unless Contributors are notified by the Company or OP that they may start sooner), Contributors may retain an environmental engineer or other professional to conduct environmental studies and/or tests for in-ground Hazardous Substances in, under or upon the Cactus Village Shopping Center. If such engineer or professional recommends remediation of any such Hazardous Substances detected in, under or upon the Cactus Village Shopping Center, such engineer or professional shall recommend remediation procedures and obtain a cost budget for such remediation. If OP disagrees with the recommended remediation procedures and/or the cost budget for such remediation, and Contributors and OP can not agree on mutually-acceptable procedures and/or costs, then OP and Contributors shall submit such dispute to binding arbitration with the American Arbitration Association in Phoenix, Arizona. Upon mutual agreement or a decision by the arbitration panel on the procedures and costs, OP shall start such remediation procedures as soon as commercially reasonable in compliance with all Environmental Laws. All costs of the foregoing studies, tests and remediation procedures shall be borne by OP, except any arbitration costs shall be split equally between OP and the Contributors.

      SECTION 6.31 Properties. The Properties represent all of the retail real property owned or controlled directly or indirectly by Philip O'B. Montgomery III, POB or their respective affiliates.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

      SECTION 7.1 Conditions to Each Party's Obligation to Effect the Contribution. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) Company Stockholder Approval. This Agreement, the Charter Amendments, and the transactions contemplated hereby shall have been approved by the affirmative vote of the requisite holders of the Common Stock.

            (b) BankBoston Financing. The Company shall have obtained Lender's approval of a renegotiated line of credit facility on commercially reasonably terms which will not prohibit the transactions contemplated in this Agreement. The Company and OP shall use best efforts to obtain such approval prior to Closing.

            (c) Opinions of Financial Advisor. The special committee of the Company Board has received the written opinion of Bear, Stearns & Co. Inc., a true and complete copy of which has been delivered (but not addressed) to Contributors, to the effect that the consideration to be issued as provided for in this Agreement is fair to the Company from a financial point of view and the written opinion of Houlihan Lokey Howard & Zukin, a true and complete copy of which has been delivered (but not addressed) to Contributors, to the effect that the transactions comprising the internalization of the Company's management are fair to the holders of Common Stock from a financial point of view.

            (d) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity the failure to obtain which would have a Material Adverse Effect or a Contributor Material Adverse Effect, shall have been duly and timely filed and obtained and all applicable waiting periods, if any, pursuant to the HSR Act shall have expired or been early terminated.

            (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other similar order issued by any court of competent jurisdiction or Governmental Entity preventing, materially delaying or impairing consummation of the transactions contemplated hereby shall be in effect.

            (f) State Takeover Laws. Consummation of the transactions contemplated by this Agreement shall not be subject to the provisions of any State Takeover Laws.

      SECTION 7.2 Conditions of Obligations of Contributors. The obligations of the Contributors to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived in writing by the
Contributors:

            (a) Representations and Warranties. All of the representations and warranties of the Company and OP set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time, and
(ii) by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 7.2(a), shall be true and correct in all respects), and Contributors shall have received a certificate signed on behalf of the Company and OP by the chief executive officer or the chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company and OP. The Company and OP shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Contributors shall have received a certificate signed on behalf of the Company and OP by the chief executive officer or chief financial officer of the Company to such effect.

            (c) Consents. The Company and /or OP shall have obtained the consent or approval of each person or entity whose consent or approval shall be required to permit the completion of the transactions contemplated hereby, except for those the failure of which so to obtain would not, in the reasonable opinion of Contributors, have a Material Adverse Effect.

            (d) Non-foreign Status. The Company and OP shall have delivered a certificate of non-foreign status which meets the requirements of Treasury Regulation Section 1.1445-2, duly executed and acknowledged, certifying that the Company and OP are not foreign persons for United States income tax purposes.

            (e) Tax Opinions. Contributors shall have received an opinion from counsel to the Company in substantially the form set forth in Exhibit M hereto dated the Closing Date to the effect that (i) since its formation, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (ii) OP has been since its formation and continues to be taxed for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation, and (iii) the transactions contemplated in this Agreement will not prevent the Company from continuing to operate in conformity with the requirements for qualification as a REIT under the Code.

            (f) Termination of Outside Advisors. The transaction contemplated in that certain Management Internalization Agreement (the "Management Internalization Agreement") attached hereto as Exhibit N shall have closed in accordance with its terms, and Contributors shall have received a certificate signed on behalf of the Company and OP by the chief executive officer or chief financial officer of the Company to such effect. The Management Internalization Agreement shall not be amended, modified or terminated without Contributors' prior written approval and no duties or obligations of any party contained therein may be modified or waived in any manner without Contributors' prior written approval.

            (g) Legal Opinions. Contributors shall have received an opinion from counsel to the Company to the effect that (i) OP is a limited partnership validly existing and in good standing under the laws of the State of Delaware,
(ii) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, (iii) each of the Company and OP has the requisite corporate or partnership power and authority to own their respective properties and conduct their respective businesses as now conducted, and to execute, deliver and perform their respective obligations under this Agreement and the agreements to be executed, delivered and performed by the Company and/or OP pursuant hereto (the "OP Closing Documents"), (iv) all necessary corporate or partnership action, as applicable, has been taken to authorize the execution, delivery and performance by the Company and OP of this Agreement and the OP Closing Documents to which they are a party, (v) all necessary approvals, consents, and authorizations required from the Company or OP or any owners of any interest in any of such entities have been obtained,
(vi) the individual or individuals who have executed this Agreement and the OP Closing Documents on behalf of each of the Company and/or OP have the authority to bind such entities to the terms and conditions of this Agreement and the OP Closing Documents, (vii) each of this Agreement and the OP Closing Documents has been duly executed and delivered by the Company and/or OP as applicable, and
(viii) to counsel's actual knowledge without investigation, (A) there is no litigation or other claim pending before any court or administrative or other governmental body or overtly threatened by a written communication against the Company and/or OP or the Subsidiaries or their properties, (B) none of the Company, OP or the Subsidiaries is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors or any similar proceedings for the benefit of creditors, and (C) none of the Company, OP or the Subsidiaries or their respective properties is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors.

            (h) Composition of Compensation Committee. Prior to Closing, the nominees referred to in Section 6.9(a) of this Agreement shall have been elected to the Company Board and a Compensation Committee shall have been created which is composed of three non-management directors designated by Contributors in accordance with Section 6.9(a).

      SECTION 7.3 Conditions of Obligations of the Company and OP. The obligations of the Company and OP to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived in writing by the Company and/or OP:

            (a) Representations and Warranties. The representations and warranties of the Contributors set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time, and
(ii) that, by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 7.3 (a), shall be true and correct in all respects) and the Company shall have received a certificate signed on behalf of the Contributors by their designated representative to such effect.

            (b) Performance of Obligations of Contributors. Contributors shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Contributors by their designated representative to such effect.

            (c) Consents. Contributor shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, have a Contributor Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby.

            (d) Non-foreign Status. Each of the Contributors shall have delivered a certificate of non-foreign status which meets the requirements of Treasury Regulation Section 1.1445-2, duly executed and acknowledged, certifying that such Contributor is not a foreign person for United States income tax purposes.

            (e) Legal Opinions. The Company shall have received an opinion from counsel to the Contributors to the effect that (i) each Contributor and Contributed Partnership is a corporation, limited liability company or limited partnership validly existing and in good standing under the laws of their respective states of formation, (ii) each Contributor and Contributed Partnership has the requisite corporate, limited liability company or partnership power and authority to own their respective properties and conduct their respective businesses as now conducted, and to execute, deliver and perform their respective obligations under this Agreement and the agreements to be executed, delivered and performed by Contributor pursuant hereto (the "Contributor Closing Documents"), (iii) all necessary corporate, limited liability company or partnership action, as applicable, has been taken to authorize the execution, delivery and performance by the Contributors of this Agreement and the Contributor Closing Documents to which they are a party, (iv) all necessary approvals, consents, and authorizations required from the Contributors or any owners of any interest in any of such entities have been obtained, (v) the individual or individuals who have executed this Agreement and the Contributor Closing Documents on behalf of each of the Contributors have the authority to bind such entities to the terms and conditions of this Agreement and the Contributor Closing Documents, (vi) each of this Agreement and the Contributor Closing Documents has been duly executed and delivered by the Contributors as applicable, and (vii) to counsel's actual knowledge without investigation, (A) there is no litigation or other claim pending before any court or administrative or other governmental body or overtly threatened by a written communication against the Contributors or the Contributed Partnerships or their properties, (B) none of the Contributor or the contributed Partnerships is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors or any similar proceedings for the benefit of creditors, and (C) none of the Contributors or the contributed Partnerships or their respective properties is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors.

                                    ARTICLE 8
                          CLOSING AND CLOSING DOCUMENTS

      SECTION 8.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of Jenkens & Gilchrist, P.C. in Dallas, Texas, or such other place as is mutually agreeable to the parties on the date that is thirty (30) days following the satisfaction of the Company Stockholder Approval Condition at the Company Stockholders' Meeting, but not later than the date referred to into Section 9.1(d) below (the "Closing Date"), or as otherwise set by agreement of the parties.

      SECTION 8.2 Contributor's Deliveries. At the Closing, Contributors shall deliver the following to OP in addition to all other items required to be delivered to OP or the Company by Contributors:

            (a) Contributors' Deeds. For each Contributor which is contributing Tangible Property, a limited or special warranty deed duly executed and acknowledged by such Contributor in recordable form, granting and conveying to OP good and indefeasible title in fee simple to the Land and Improvements comprising its Property, free and clear of all Liens other than the Permitted Exceptions;

            (b) Assignment and Assumption of Partnership Interests. For each Contributor which is contributing Intangible Property consisting of partnership or membership interests, an Assignment And Assumption of Partnership Interests in substantially the same form as Exhibit O attached hereto (collectively, the "Assignments of Partnership Interests"), duly executed by such Contributor, assigning and conveying to OP all of such Contributor's right, title and interest in and to such partnership or membership interests free and clear of all Liens;

            (c) Stock Powers. For each Contributor which is contributing Intangible Property consisting of shares of stock, a stock power duly executed by such Contributor assigning and conveying to OP all of such Contributor's right, title and interest in and to such stock free and clear of all Liens;

            (d) Assignments and Bills of Sale. For each Contributor which is contributing Tangible Property, an Assignment and Assumption Agreement and Bill of Sale in substantially the same form as Exhibit P attached hereto (collectively, the "Assignments and Bills of Sale"), duly executed by such Contributor, assigning and conveying to OP all of its right, title and interest in and to its Property other than the Land and Improvements free and clear of all Liens other than the Debt;

            (e) Amendment to the Partnership Agreement. An amendment to the Partnership Agreement to effect each Contributor=s admission as a limited partner of OP in substantially the same form as Exhibit Q attached hereto (the "Amendment"), duly executed by each Contributor;

            (f) Registration Rights Agreement. The Registration Rights Agreement duly executed by each Contributor and the Assignees;

            (g) Lock-up Agreements. The Lock-up Agreements duly executed by each Contributor and Assignee;

            (h) Exchange Rights Agreements. The Exchange Rights Agreements duly executed by each Contributor and Assignee;

            (i) Qualifying Partner Questionnaires. The Qualifying Partner Questionnaires duly executed by each Contributor and Assignee indicating that each Contributor and Assignee receiving Units is an accredited investor;

            (j) NonForeign Affidavits. An affidavit in substantially the same form as Exhibit R attached hereto, duly executed by each Contributor, as required by Section 1445 of the Internal Revenue Code, specifying (i) that such Contributor is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) such Contributor's taxpayer identification number or U.S. employer identification number, and (iii) such Contributor's office address;

            (k) Down-date Certificates. A certificate executed by the Contributors dated as of the Closing Date certifying that all of the representations and warranties set forth in this Agreement remain true as of the Closing Date, or if not, specifying the respect in which any such representation or warranty is no longer true and updating through the Closing Date the rent roll attached hereto as Schedule 4.2(t);

            (l) Joint Notification Letters. All necessary or advisable notification letters to any tenant under a Lease advising it of the changes in ownership and the transfer of such tenant's Deposit (if any) and directing that rentals or other payments thereafter be paid to a payee designated by OP, and otherwise complying with applicable law ("Joint Notification Letters") executed by the appropriate Contributor;

            (m) Non-Competition Agreements. The Non-Competition Agreements duly executed by Messrs. Montgomery, Archer and Twist;

            (n) Authority Documents. Evidence satisfactory to OP that the person or persons executing the closing documents on behalf of Contributors have full right, power and authority to do so;

            (o) Title Policies. The Title Policies issued by the Title Company in accordance with this Agreement.

            (p) Plans, Keys, and Records. To the extent not previously delivered to and in the possession of OP, all Plans and Specs, all keys for the Tangible Property (which keys shall be properly tagged for identification), all Records, and all Licenses; and

            (q) Miscellaneous. Such other instruments as are customarily executed in the county or parish where the Land is located in order to effectuate the conveyance of property similar to the Tangible Property with the effect that, after the Closing, OP will have succeeded to all of the rights, titles, and interests of Contributors related to the Tangible Property and Contributors will no longer have any rights, titles, or interests in and to the Tangible Property.

      SECTION 8.3 The Company's and OP's Deliveries. At the Closing, OP and/or the Company shall deliver the following to Contributors:

            (a) Cash Portion of the Consideration. At or prior to Closing, Contributors shall provide the Company and OP with instructions (with amounts) on how to disburse the Cash Portion among up to five representatives of the Contributors for such representatives further distribution to the Contributors;

            (b) Certificates. Unit certificates duly issued by OP in the name of each Contributor as of the Closing Date representing the Units to which such Contributor is entitled pursuant to Section 3.3 of this Agreement;

            (c) Debt Assumption. Evidence of OP's assumption of the Debt with all necessary consent of the lenders holding or servicing the Debt and the release of all Contributors;

            (d) Assignments of Partnership Interests. The Assignments of Partnership Interests duly executed and acknowledged by OP;

            (e) Assignments and Bills of Sale. The Assignments and Bills of Sale duly executed by OP;

            (f) Amendment to the Partnership Agreement. The Amendment duly executed by the Company, as the sole general partner, and all other necessary parties other than Contributors;

            (g) Registration Rights Agreement. The Registration Rights Agreement duly executed by the Company;

            (h) Exchange Rights Agreements. The Exchange Rights Agreements duly executed by OP and the Company;

            (i) NonForeign Affidavits. An affidavit in substantially the same form as Exhibit R attached hereto, duly executed by each of the Company and OP, as required by Section 1445 of the Internal Revenue Code, specifying (i) that the Company and OP are not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) such the Company's and OP's respective taxpayer identification numbers or U.S. employer identification numbers, and (iii) the Company's and OP's respective office addresses;

            (j) Down-date Certificates. A certificate executed by the Company and OP dated as of the Closing Date certifying that all of the representations and warranties set forth in this Agreement remain true as of the Closing Date, or if not, specifying the respect in which any such representation or warranty is no longer true and updating through the Closing Date the rent roll attached hereto as Schedule 4.1(x);

            (k) Joint Notification Letters. The Joint Notification Letters executed by OP;

            (l) Non-Competition Agreements. The Non-Competition Agreements duly executed by Ms. Hayes and Mr. Magner (if elected as officers of the Company pursuant to Section 6.20 above);

            (m) Authority Documents. Evidence satisfactory to Contributors that the person or persons executing the closing documents on behalf of OP and the Company have full right, power and authority to do so; and

            (n) Miscellaneous. Such other instruments as are customarily executed in the county or parish where the Land is located in order to effectuate the conveyance of property similar to the Tangible Property.

      SECTION 8.4 Prorations. At Closing, the following items of revenue, expense and related matters concerning the Properties (and the properties owned or operated by the Contributed Partnerships other than the Development Partnerships) shall be prorated, adjusted and appropriated in cash as of 12:01 A.M. on the Closing Date:

            (a) Property Taxes. Real estate taxes, personal property or use taxes and sewer rents, on the basis of the best available estimates for such taxes and rents that will be due and payable on the Land and Improvements for the calendar year in which the Closing occurs;

            (b) Operating Costs. All costs and expenses of operating the Property, and amounts paid or payable under the Service Contracts and Leases including common area maintenance charges;

            (c) Lease Rents. Rents under Leases (including that portion of percentage rents attributable to any period of time prior to the Closing Date) and other revenues as and when collected. If OP receives any rents from tenants under Leases after the Closing Date then such collections shall first be applied to rents accruing on or after the Closing Date, and OP shall promptly remit the balance, if any, to the appropriate Contributor to the extent any pre-Closing Date rental obligation under such tenant's Lease remains unpaid to such Contributor. The Company and OP shall use reasonably efforts to collect such delinquent rents on a Contributor's behalf;

            (d) Extraordinary Capital Expenditures. Each Contributor shall be credited at Closing for all amounts expended by such Contributor for non-recurring, capital expenditures which are a direct result of a new lease or otherwise produce incremental revenue. Such new lease shall be approved by the Company in accordance with Section 5.1(h) above. The Company will not credit the Contributors for capital expenditures which (i) have already been budgeted for by Contributors and appear on the attached Schedule 4.2(t) or (ii) occur in the normal course of business and do not produce incremental revenue.

            (e) Deposits. OP shall receive a cash credit in an amount equal to the sum of all prepaid rentals and all security deposits, common area maintenance fees and deposits and other deposits paid by tenants and not properly applied as of the Closing to a monetary obligation of the related tenant (collectively, the "Tenant Security Deposits");

            (f) Sales Taxes. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues received from the Properties prior to the Closing Date, and all use and occupancy taxes, if any, payable in connection with any of the transactions contemplated by the Agreement will be paid by Contributor. Contributor shall be entitled to receive any rebates or refunds on taxes paid by Contributor prior to the Closing.

            (g) Debt. All interest and other charges payable in connection with the Debt (other than outstanding principal and any fees, taxes or other costs associated with the assumption of the Debt by OP).

            (h) Cash. All cash, short-term investments and other like cash items (including any reserve, escrow or suspense accounts required under a Property's or a Contributed Partnership's loan documents or capital budgets) shall be distributed or reimbursed by OP to the appropriate Contributor(s).

      SECTION 8.5 Reconciliation and Final Payment. Contributors and OP shall reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations under this Section, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

      SECTION 8.6 Accounts Payable. Contributors shall retain and be responsible for the payment of all accounts payable relating to the Tangible Properties accrued prior to and as of the Closing and payable after the Closing. All accounts payable owed by the Contributed Partnerships on the Closing Date shall remain the obligations of Contributed Partnerships and the appropriate Contributor shall be charged for its allocable share thereof. OP shall be responsible for the particular accounts payable relating to the Properties accruing after the Closing.

      SECTION 8.7 Accounts Receivable. All accounts receivable generated from the operation of the Tangible Properties prior to the Closing Date shall remain the property of Contributors and shall not be transferred to OP. All accounts receivable owned by the Contributed Partnerships on the Closing Date shall be remain the property of Contributed Partnerships and the appropriate Contributor shall be credited for its allocable share thereof. OP shall forward to Contributor, promptly upon receipt (but without recourse or warranty of any kind with respect to any endorsement by OP on checks therefor), any and all payments on such accounts receivable due to a Contributor hereunder and collected by OP following the Closing Date.

      SECTION 8.8 Employees. To the extent permitted by applicable law, the Company or OP, as appropriate, shall hire substantially all of the employees of POB as of the Closing Date. Contributors represent that no Contributor is subject to the Worker Adjustment and Retraining Notification Provisions of 29 U.S.C., Section 2102. OP shall be responsible for the wages, salaries and benefits of the POB employees hired following Closing under OP's own wage and salary rates and benefit plans and OP shall receive a credit at Closing for all such accrued benefits assumed by OP at Closing.

      SECTION 8.8 Proration of POB's Operating Costs. At Closing, all of POB's revenue and expense items shall be pro rated, adjusted and appropriated in cash as of 12:01 A.M. on the Closing Date including, but not limited to, all office leases, equipment leases, security deposits held by third parties for the benefit of POB, accounts payable, accounts receivable, and accrued but unpaid compensation and benefits payable to POB's employees. All cash, short-term investments and other like cash items shall be distributed by POB to its shareholders immediately prior to Closing.

                                   ARTICLE 9
                           TERMINATION AND AMENDMENT

      SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in the Company Proxy Statement by the holders of Common Stock:

            (a) by the mutual written consent of the Contributors and the Company;

            (b) by (i) Contributors, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or OP set forth in this Agreement which has not been cured within 20 business days next following receipt by the Company of notice of such breach (except for a representation, warranty, covenant or agreement that by its own terms is qualified by materiality or an analogous standard, which shall not be qualified by materiality pursuant to the terms of this Section 9.1(b)), or (ii) the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Contributors set forth in this Agreement which has not been cured within 20 business days next following receipt by Contributors of notice of such breach;

            (c) by either the Contributors or the Company if any permanent injunction or other order of a court, Governmental Entity or other competent authority preventing consummation of the transactions contemplated hereby shall have been issued;

            (d) by either Contributor or the Company if the transactions contemplated hereby shall not have been consummated at or prior to 5:00 p.m., Eastern time, on the later to occur of (i) December 31, 2001, or (ii) six months from the date that the Company receives final clearance from the SEC of the Company Proxy Statement;

            (e) by Contributors, if the Company Stockholder Approval Condition shall not have been satisfied by or prior to 5:00 p.m., Eastern time, on the later to occur of (i) December 31, 2001, or (ii) six months from the date that the Company receives final clearance from the SEC of the Company Proxy Statement;

            (f) by the Contributors if (i) the Company Board (or any special or other committee thereof) shall have withdrawn, modified or changed in a manner adverse to any Contributor its recommendation of approval (by the holders of Common Stock) of this Agreement and the transactions contemplated hereby, or shall have approved or recommended (to the holders of Common Stock) an Alternative Transaction or (ii) the Company shall have entered into a definitive agreement with respect to an Alternative Transaction;

            (g) by the Company, upon entering into a definitive agreement in respect of an Alternative Transaction pursuant to Section 5.1(e)(i) hereof; provided that the Company has complied with all provisions of Section 5.1(e), including the notice provisions thereof, and satisfies its payment obligations as provided in Section 6.7; or

            (h) (i) by the Contributors, if there shall have occurred or there shall exist any events, changes, set of circumstances or conditions having, or which reasonably could be likely to have, a Material Adverse Effect or there is discovered any material environmental or physical structural defect not disclosed before the date hereof (other than matters covered by Section 10.1(c)(ii)) or (ii) the Company, if there shall have occurred or there shall exist any events, changes, set of circumstances or conditions having, or which reasonably could be likely to have, a Contributor Material Adverse Effect or there is discovered any material environmental or physical structural defect not disclosed before the date hereof.

Notwithstanding anything to the contrary contained in this Section 9.1, the parties agree that, if a party attempts to terminate this Agreement pursuant to either of Sections 9.1(b) or 9.1(h) above for any reason(s) which can be remedied monetarily by the non-terminating party, then the non-terminating party shall have the right to delay the effective date of the attempted termination for thirty (30) days upon notice to the terminating party within 24 hours of the non-terminating party's receipt of the termination notice. During such delay period, the parties agree to negotiate in good faith a reasonable monetary remedy to cure the terminating party's reason(s) for seeking to terminate this Agreement.

      SECTION 9.2 Effect of Termination. If this Agreement is terminated either by the Company or the Contributors as provided in Section 9.1, this Agreement forthwith shall become null and void and there shall be no liability or obligation on the part of the Contributors, or the Company, or any of their respective officers or directors, except (a) with respect to the last sentence of Section 6.2, and Sections 6.7 and 6.8 and (b) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, except as provided in Section 10.7.

      SECTION 9.3 Remedies for Breach of this Agreement.

            (a) Willful Breach by the Company or OP. Provided that neither the Company nor OP has grounds for termination as set forth in Section 9.1, if the Contributors have the right under Section 9.1(b)(i) to terminate this Agreement due to a willful breach of any representation, warranty, covenant or agreement set forth herein, then Contributors shall be entitled, in their sole discretion,
(i) to pursue all their available remedies at law, (ii) to sue for specific performance, or (iii) to terminate this Agreement upon notice to the Company and receive a reimbursement of the Contributors' Expenses pursuant to Section 6.7(b)(i). The foregoing remedies are each exclusive of the others.

            (b) Non-Willful Breach by the Company or OP. Provided that neither the Company nor OP has grounds for termination as set forth in Section 9.1, if the Contributors have the right under Section 9.1(b)(i) to terminate this Agreement due to a non-willful breach of any representation, warranty, covenant or agreement set forth herein, then Contributors shall be entitled to terminate this Agreement upon notice to the Company and receive a reimbursement of the Contributors' Expenses pursuant to Section 6.7(b)(i).

            (c) Willful Breach by Contributors. Provided that none of the Contributors has grounds for termination as set forth in Section 9.1, if the Company or OP have the right under Section 9.1(b)(ii) to terminate this Agreement due to a willful breach of any representation, warranty, covenant or agreement set forth herein, then the Company shall be entitled, in its sole discretion, (i) to pursue all its available remedies at law, (ii) to sue for specific performance, or (iii) to terminate this Agreement upon notice to the Contributors and receive a reimbursement of the Company Expenses pursuant to
Section 6.7(c). The foregoing remedies are each exclusive of the others.

            (d) Non-Willful Breach by Contributors. Provided that none of the Contributors has grounds for termination as set forth in Section 9.1, if the Company or OP have the right under Section 9.1(b)(ii) to terminate this Agreement due to a non-willful breach of any representation, warranty, covenant or agreement set forth herein, then the Company shall be entitled to terminate this Agreement upon notice to the Contributors and receive a reimbursement of the Company Expenses in accordance with Section 6.7(c).

      SECTION 9.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized as appropriate by the respective parties, at any time before or after approval of the matters presented in connection with the transactions contemplated hereby by the holders of Common Stock, but, after any such approval, no amendment shall be made which by law requires further approval by such holders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

      SECTION 9.5 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized as appropriate by the respective parties, may, to the extent legally permissible, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

      SECTION 10.1 Survival of Representations, Warranties and Agreements; Indemnification.

            (a) All covenants (other than those in Section 2.3, Section 6.21 (which survives indefinitely), and this Section and those which have been expressly waived by the party entitled thereto), and all representations and warranties contained in this Agreement and made at Closing, shall survive Closing for one (1) year from the Closing Date. No claim for a breach of any representation or warranty or covenant contained in this Agreement may be maintained by any party alleging such breach or misrepresentation unless such aggrieved party shall have delivered a written notice ("Notice of Breach") specifying the details (to the extent known at such time) of such claimed breach to the alleged breaching party within: (A) as to breaches of representations and warranties, one (1) year from the Closing Date, except as provided in Section 10.1(b)(ii), and (B), as to breaches or defaults in covenants, one year from the date the obligation to perform the covenant to which the breach or default pertains first arises (the "Survival Period"). Each representation, warranty, covenant and agreement contained herein, and each exception thereto, is independent of all other warranties, representations, covenants, agreements and exceptions contained herein (whether covering an identical or related subject matter) and must be independently and separately complied with and satisfied. No such representation or warranty shall be deemed to have been waived, affected or impaired by any investigation made by the party to whom such representation or warranty is given hereunder unless such party proceeded with the Closing with full knowledge of the facts arising to a breach of any such representations or warranties.

            (b) (i) To the extent and in the manner provided in this Section, each of the Contributors, jointly and severally, hereby agrees to indemnify and hold harmless the Company, OP and their respective successors and assigns from, against and in respect of all Losses (defined below) (other than Losses described in Section 10.1(b)(ii) below) sustained or incurred as a result of, or arising out of, (i) any inaccuracy in or breach of any representation or warranty of any of the Contributors in this Agreement or (ii) any breach of any covenant or agreement to be performed post-Closing by any of the Contributors pursuant to this Agreement or any document delivered by Contributors to the Company, OP or any Subsidiary at Closing.

                  (ii) To the extent and in the manner provided in this Section, each of the Contributors of the stock of POB, jointly and severally, hereby agrees to indemnify and hold harmless the Company, OP and their respective successors and assigns from, against and in respect of all Losses sustained or incurred as a result of, or arising out of, any inaccuracy in or breach of any representation or warranty of any of the Contributors in Section 4.2(d)(ii) of this Agreement, provided that the Notice of Breach shall be delivered to the Contributors of the stock of POB within two (2) years of the Closing Date.

            (c) (i) To the extent and in the manner provided in this Section, each of the Company and OP, jointly and severally, hereby agrees to indemnify and hold harmless the Contributors and their respective successors and assigns from, against and in respect of any and all Losses (other than Losses described in Section 10.1(c)(ii) below) sustained or incurred as a result of, or arising out of, (i) any inaccuracy in or breach of any representation or warranty of the Company or OP in this Agreement or (ii) any breach of any covenant or agreement to be performed post-Closing by the Company or OP pursuant to this Agreement or any document delivered by the Company, OP or any Subsidiary to Contributors at Closing;

                  (ii) To the extent and in the manner provided in this Section, each of the Company and OP, jointly and severally, hereby agrees to indemnify and hold harmless the Contributors and their respective successors and assigns from, against and in respect of any and all Losses sustained or incurred as a result of, or arising out of, the existence of Hazardous Substances, USTs, asbestos-containing materials or PCBs in, under or upon the Cactus Village Shopping Center in concentrations exceeding applicable cleanup levels which require remediation under Environmental Laws.

            (d) If a claim arises as to which a party hereto is entitled to indemnification hereunder (an "Indemnitee"), such Indemnitee shall issue a Notice of Breach within the Survival Period to the party obligated to indemnify the Indemnitees (an "Indemnitor") specifying the details of such claim of Loss (as to which notice to Contributors in accordance with Section 10.2 below shall be considered sufficient notice as to all Contributors and as to which notice to the Company in accordance with Section 10.2 below shall be considered sufficient notice as to the Company and OP); provided, however, that the failure to provide the Notice of Breach as aforesaid shall not relieve an Indemnitor from its indemnification obligations hereunder unless, and only to the extent, that (i) such failure materially prejudices the Indemnitor's defense with regard to such claim or (ii) the Notice of Breach is not delivered during the Survival Period.

            (e) Notwithstanding anything herein to the contrary:

                  (i) No claim for indemnity may be maintained with respect to Losses under subsection 10.1(b) or 10.1(c) unless an Indemnitee shall have delivered the Notice of Breach to the Indemnitor on or before the expiration of the Survival Period;

                  (ii) The obligation of any Indemnitor to indemnify any Indemnitee hereunder for a Loss shall be reduced to the extent that the Indemnitee is entitled to payment for all or a portion of such Loss under any insurance policy or policies;

                  (iii) The Company and OP shall not be entitled to seek indemnification for Losses under Section 10.1(b)(i) hereunder until the aggregate amount of such Losses shall equal $500,000, in which event the Company and OP shall be entitled to seek indemnification for the total amount of such Losses;

                  (iv) The Contributors shall not be entitled to seek indemnification for Losses under Section 10.1(c)(i) hereunder until the aggregate amount of such Losses shall equal $500,000 (prior to the application of any Gross Up Amount (defined below)), in which event the Contributors shall be entitled to seek indemnification for the total amount of such Losses including any Gross Up Amount; and

                  (v) The Contributors shall not be entitled to seek indemnification for Losses under Section 10.1(c)(ii) hereunder until the aggregate amount of such Losses shall equal $200,000 (prior to the application of any Gross Up Amount), in which event the Contributors shall be entitled to seek indemnification for the total amount of such Losses including any Gross Up Amount; and

                  (vi) The total amount of Losses to which the Company, OP and the Subsidiaries shall be entitled to indemnification under Section 10.1(b)(i) hereunder shall not exceed $5,000,000, and the total amount of Losses to which the Company, OP and the Subsidiaries shall be entitled to indemnification under Section 10.1(b)(ii) hereunder shall not exceed $7,000,000.

                  (vii) The total amount of Losses to which the Contributors shall be entitled to indemnification under Section 10.1(c)(i) hereunder shall not exceed $5,000,000 prior to any Gross Up Amount, and the total amount of Losses to which the Contributors shall be entitled to indemnification under Section 10.1(c)(ii) hereunder shall not exceed $2,000,000 prior to any Gross Up Amount.

            (f) The term "Losses" shall be defined as follows:

                  (i) As such term relates to economic detriments suffered directly by the Company, OP or the Subsidiaries: all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs, charges and expenses (including, without limitation, reasonable attorneys' and accountants's fees, expenses and costs of litigation including any such fees, expenses and costs to enforce the terms of this Section);

                  (ii) As such term relates to economic detriments suffered directly by the Contributors: all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs, charges and expenses (including, without limitation, reasonable attorneys' and accountants's fees, expenses and costs of litigation including any such fees, expenses and costs to enforce the terms of this Section) plus the Gross Up Amount; and

                  (iii) As such term relates to economic detriments suffered indirectly by the Contributors by virtue of their ownership interests in
      OP: the product of (A) Contributors' percentage of direct and indirect ownership interests in OP as of the completion of the Closing multiplied by (B) the aggregate of all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs, charges and expenses (including, without limitation, reasonable attorneys' and accountants's fees, expenses and costs of litigation including any such fees, expenses and costs to enforce the terms of this Section) borne by the Company, OP or the Subsidiaries plus (C) the Gross Up Amount. The Losses defined in this Section 10.1(f)(iii) are not intended to be duplicative of the Losses defined in Section 10.1(f)(ii), or vice versa.

The term "Gross Up Amount" is that amount necessary to "gross up" the amount of any Losses defined in Sections 10.1(f)(ii) or (iii) by the Contributor's percentage direct and indirect ownership interests in OP as of the completion of the Closing by using the following formula:

      Gross Up Amount = Losses (before inclusion of any Gross Up Amount) divided by (1 minus Contributors' percentage direct and indirect ownership interest in OP as of the completion of the Closing) minus Losses (before inclusion of any Gross Up Amount).

            (g) Recourse for the indemnity obligations of the Contributors set forth in subsection 10.1(b)(i) above shall be limited solely to the Indemnity Collateral (as defined below) valued at $11.00 per Unit. Recourse for the indemnity obligations of the Contributors of the stock of POB set forth in
Section 10.1(b)(ii) above shall be limited solely to (i) the Indemnity Collateral and (ii) personal recourse to Philip O'B. Montgomery III except for the assets set forth on Schedule 10.1(g); provided, however, that the Indemnitees shall exhaust the Indemnity Collateral prior to pursuing personal recourse against Mr. Montgomery. Recourse for the indemnity obligations of the Company and OP set forth in subsection 10.1(c) shall be, at the option of the Indemnitee, to Units or Common Stock (in each case valued at $11.00 per Unit or share of Common Stock). The term "Indemnity Collateral" shall mean (x) $6,250,000 worth of Contributors' Units (valued at $11.00 per Unit); (y) any Common Stock received by Contributors as a result of the exchange of any Indemnity Collateral for Common Stock; and (z) cash or in-kind distributions, share splits or other securities received or receivable with respect to any Indemnity Collateral.

            (h) With respect to the indemnity obligations of the Contributors set forth under subsection 10.1(b) hereof, the Contributors hereby grant to the Indemnified Parties, a first and prior lien upon and a continuing security interest in the Indemnity Collateral and in any proceeds or substitution thereof, whether now existing or hereafter acquired. Any transfers permitted by the Partnership Agreement or otherwise by the Contributors of their Indemnity Collateral shall expressly remain subject to the liens and security interests granted hereby until and unless such liens and security interests are released in accordance with the provisions of this subsection 10.1(g). In connection with the grant of such security interests, the Contributors on the date of Closing shall deliver such instruments, including stock transfer powers duly endorsed in blank, as shall be necessary to grant to the Company and OP a fully perfected first priority security interest in any Indemnity Collateral that may, after the date hereof, be issued to such persons by share dividend, split or similar distribution, and shall execute and deliver UCC Financing Statements and such other documents and take such other action necessary to grant the Company and OP a fully perfected first priority security interest in all of the Indemnity Collateral. In the event the Contributors are determined to have an indemnification obligation pursuant to this Section, then each Indemnitee shall have all of the rights now or hereafter existing under applicable law, and all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions, and each of the Contributors agrees to take all such actions as may be reasonably requested of them by an Indemnitee to insure that the Indemnitee can realize on such security interest. The liens and security interests with respect to one hundred percent (100%) in fair market value of the Indemnity Collateral granted hereunder shall not be released until the expiration of one (1) year from the Closing Date (the "Release Date"); provided, however, that if a claim for indemnification under this Section hereof has been made and is continuing at the Release Date, that amount of the Indemnity Collateral otherwise to be released at the Release Date, and equal up to one hundred twenty-five percent (125%) of the amount of such claim shall not be released until the final disposition of such indemnification claim. Upon satisfaction of the conditions to the release of the liens and security interests and the Indemnity Collateral, the Company and OP shall prepare and file all documents and shall take all other action necessary to release such security interests in the Indemnity Collateral, as applicable. Nothing herein shall prevent Contributors from granting second liens or security interests in the Indemnity Collateral which are subordinate and inferior to the Company's and OP's first and prior lien on, and perfected security interest in, the Indemnity Collateral.

            (i) Indemnification of the Indemnitees pursuant to this Section 10.1 shall be the exclusive post-Closing remedy of the Indemnitees for any breach of any representation, obligation, warranty or covenant of any of the Indemnitors and the liability of all such parties shall be limited as expressly provided in this Section 10.1.

      SECTION 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

            (a)   if to Contributors, to:
                  P. O'B. Montgomery & Company
                  5550 LBJ Freeway, Suite 380
                  Dallas, Texas  75240
                  (972) 455-4900 (telephone)
                  (972) 490-4905 (facsimile)
                  Attention: Philip O'B. Montgomery III

                  with copies (which shall not constitute notice pursuant to this Section 10.2) to:

                  Apollo Real Estate Advisors, L.P.
                  1301 Avenue of the Americas
                  New York, New York  10019
                  (212) 515-3233 (telephone)
                  (212) 515-3284 (facsimile)
                  Attention: Richard Mack

                           - and -

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 2900
                  Dallas, Texas  75202
                  (214) 855-4500 (telephone)
                  (214) 855-4300 (facsimile)
                  Attention: Winston W. Walp II, Esq.

                           - and -

            (b)   if to the Company, to:

                   Aegis Realty, Inc.
                   625 Madison Avenue
                   New York, New York  10022
                   (212) 421-2310 (telephone)
                   (212) 593-5794 (facsimile)
                   Attention: Stuart Boesky,
                              President and Chief Operating Officer,

                  with a copy (which shall not constitute notice pursuant to this Section 10.2) to:

                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, New York  10022
                  (212) 318-6859 (telephone)
                  (212) 318-6971 (facsimile)
                  Attention:  Mark Schonberger, Esq.

      SECTION 10.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first written above.

      SECTION 10.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties; it being hereby understood that all parties need not sign the same counterpart.

      SECTION 10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      SECTION 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York, applicable to contracts executed and performed entirely in such jurisdiction.

      SECTION 10.7 No Remedy in Certain Circumstances. Each party agrees that, should any court, Governmental Entity or other competent authority hold any provision of this Agreement or portion hereof to be null, void or unenforceable, or order or direct any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including, without limitation, limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or portion hereof as a result of such holding or order.

      SECTION 10.8 Assignment. Except as provided in Section 3.9 of this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns including without limitation the Assignees.

      SECTION 10.9 Gender and Number Classification. All words used herein, irrespective of the number and gender specifically used, shall be deemed and construed to include or mean any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      SECTION 10.10 Knowledge. For purposes of this Agreement, "knowledge", "to its knowledge", or analogous expressions, when used (i) with reference to the Company, OP or the Subsidiaries means actual knowledge of a particular fact or set of circumstances, events or conditions by Mr. Stuart Boesky, Mr. Jeff Suchman, Mr. Alan Hirmes, Ms. Gayle Hayes, Mr. Rich Magner, Mr. Orin Shakerdge and/or Mr. Michael Wirth without investigation or inquiry, and (ii) with reference to Contributors, means actual knowledge of a particular fact or set of circumstances, events or conditions by Mr. Phillip O'B. Montgomery, Mr. Randy Twist, Mr. Doug Archer, Mr. Austin Neuhoff and/or Mr. Lance Taylor after due inquiry solely of property managers for the Properties but not otherwise.

      SECTION 10.11 Time Periods. Time is of the essence as to all matters contained in the Agreement. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Texas, State of New York, or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      SECTION 10.12 Condemnation and Destruction.

            (a) If, prior to the Closing Date, all or any portion of any Property or any assets of the Company, OP or any Subsidiary is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the owner of such property shall notify the other parties hereto of such fact and such taking shall not result in any adjustment to the Consideration; provided, however, that each party shall have any termination rights granted to such party herein in the event that any such taking results in a Material Adverse Effect or a Contributor Material Adverse Effect. The Contributor of any condemned Property shall assign and turn over to OP at the Closing, and OP and the Company shall be entitled to receive and keep, all amounts awarded or to be awarded as the result of such taking.

            (b) If, prior to the Closing Date, all or any material portion of any Property or any assets of the Company, OP or any Subsidiary is damaged or destroyed by fire or other casualty, the owner of such property shall notify the other parties hereto of such fact and such destruction or casualty shall not result in any adjustment to the Consideration; provided, however, that each party shall have any termination rights granted to such party herein in the event that any such destruction or casualty results in a Material Adverse Effect or a Contributor Material Adverse Effect. The Contributor of any destroyed or damaged Property shall assign and turn over to OP at the Closing, and OP and the Company shall be entitled to receive and keep, all insurance proceeds paid or to be paid as the result of such destruction or casualty.

      SECTION 10.13 Exhibits and Schedules. The fact that any item or information has been included in any of the exhibits or schedules hereto shall not be construed to establish, in whole or in part, any standard of materiality.

           [Signatures on following pages numbered S-1 through S-42.]

      IN WITNESS WHEREOF, Contributors, the Company and OP have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                             AEGIS REALTY, INC.,
                             a Maryland corporation

                             By:    /s/ Stuart J. Boesky
                                    --------------------
                             Name:  Stuart J. Boesky
                             Title: President


                             AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                             By: Aegis Realty, Inc., a Maryland corporation, its general partner

                             By:    /s/ Stuart J. Boesky
                                    --------------------
                             Name:  Stuart J. Boesky
                             Title: President

Contributors of 100% interest in P O'B. Apollo Florida, L.P. (owns River Run, Apopka, FL and Piedmont Plaza, Mirimar, FL):

                           AP-GP POB IV LLC,
                           a Delaware limited liability company

                           By:    Kronus Property IV, Inc., a Delaware
                                  corporation, its manager

                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President


                           P. O'B. Capital Partners IV, L.P.,
                           a Texas limited partnership

                           By: P. O'B. Operating Partners IV, L.P., a Texas limited partnership, its general partner

                           By: Montgomery Operating Partners IV, Inc., a Texas corporation, its general partner

                           By:    /s/ Randy Twist
                                  ----------------
                           Name:  Randy Twist
                           Title: Executive Vice President


                           Apollo Real Estate Investment Fund IV, L.P., a Delaware limited partnership

                           By:    Apollo Real Estate Advisors IV, L.P.,
                                  its managing general partner

                           By: Apollo Real Estate Capital Advisors IV, Inc., its general partner

                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President

Contributors of Sonora, Sonora, CA:

                            P O'B. Apollo Sonora, L.P.,
                            a Delaware limited partnership


                            By: AP Sonora, LLC, a Delaware limited liability company, its general partner

                                   By:    Kronus Property IV, Inc., a Delaware
                                          corporation, its manager

                                   By:    /s/ Richard Mack
                                          ----------------
                                   Name:  Richard Mack
                                   Title: Vice President


                            By: P. O'B. Capital Sonora, LLC, a Delaware limited liability company, its general partner

                                   By: P. O'B. Capital Partners IV, L.P., a
                                       Texas  limited partnership, its
                                       sole member

                                       By: P. O'B. Operating Partners, IV,
                                           L.P., a Texas limited partnership,
                                           its general partner

                                           By: Montgomery Operating Partners IV,
                                               Inc., a Texas corporation, its
                                               general partner


                                       By:    /s/ Randy Twist
                                              ---------------
                                       Name:  Randy Twist
                                       Title: Executive Vice President

                      Consented to by:

                             Apollo Real Estate Investment Fund IV, L.P., a Delaware limited partnership, its limited partner

                             By: Apollo Real Estate Advisors IV, L.P., its general partner

                                  By:  Apollo Real Estate Capital Advisors IV,
                                       Inc., its general partner


                                  By:    /s/ Richard Mack
                                         ----------------
                                  Name:  Richard Mack
                                  Title: Vice President

Contributors of Country Hills Plaza, Ogden, UT:

                             P O'B. Apollo Ogden, L.P.,
                             a Delaware limited partnership


                             By: AP-GP Ogden LLC, a Delaware limited liability company, its general partner

                                  By: Kronus Property, Inc., its manager

                                  By:    /s/ Richard Mack
                                         ----------------
                                  Name:  Richard Mack
                                  Title: Vice President


                             By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                                  By: P. O'B. Operating Partners I, L.P., a
                                      Texas limited partnership, its general
                                      partner

                                      By: Montgomery Operating Partners, Inc., a
                                          Texas corporation, its general partner


                                      By:    /s/ Randy Twist
                                             ---------------
                                      Name:  Randy Twist
                                      Title: Executive Vice President

                     Consented to by:

                          Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership, its limited partner

                          By: Apollo Real Estate Advisors II, L.P., its managing
                              general partner

                               By: Apollo Real Estate Capital Advisors II, Inc.,
                                   its general partner


                               By:    /s/ Richard Mack
                                      ----------------
                               Name:  Richard Mack
                               Title: Vice President

Contributors of Marketplace Shopping Center, Independence, MO:

                             P O'B. Apollo Independence, L.P.,
                             a Delaware limited partnership


                             By: AP-GP Ogden LLC, a Delaware limited liability company, its general partner

                                   By: Kronus Property, Inc., its manager

                                   By:    /s/ Richard Mack
                                          ----------------
                                   Name:  Richard Mack
                                   Title: Vice President


                             By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                                   By:  P. O'B. Operating Partners I, L.P., a
                                        Texas limited partnership, its general
                                        partner

                                       By:  Montgomery Operating Partners, Inc.,
                                            a Texas corporation, its general
                                            partner

                                       By:    /s/ Randy Twist
                                              ---------------
                                       Name:  Randy Twist
                                       Title: Executive Vice President

                      Consented to by:

                             Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership, its limited partner

                             By: Apollo Real Estate Advisors II, L.P., its managing general partner

                                     By: Apollo Real Estate Capital Advisors II,
                                         Inc., its general partner


                             By:     /s/ Richard Mack
                                     ----------------
                             Name:   Richard Mack
                             Title:  Vice President

Contributors of Skillman/Abrams Plaza, Dallas, TX:

                            P O'B. Apollo S/A, L.P.,
                            a Delaware limited partnership


                            By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                                 By:    Kronus Property III, Inc., its manager

                                 By:    /s/ Richard Mack
                                        ----------------
                                 Name:  Richard Mack
                                 Title: Vice President


                            By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                                 By:  P. O'B. Operating Partners I, L.P.,
                                      a Texas limited partnership, its general
                                      partner

                                      By:  Montgomery Operating Partners, Inc.,
                                           a Texas corporation, its general
                                           partner

                                      By:    /s/ Randy Twist
                                             ---------------
                                      Name:  Randy Twist
                                      Title: Executive Vice President

                    Consented to by:

                         Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner


                         By: Apollo Real Estate Advisors III, L.P., its managing general partner

                              By: Apollo Real Estate Capital Advisors III, Inc.,
                                  its general partner

                              By:    /s/ Richard Mack
                                     ----------------
                              Name:  Richard Mack
                              Title: Vice President

Contributors of Plaza Rios, Dallas, TX:

                           P O'B. Apollo P/R, L.P.,
                           a Delaware limited partnership


                           By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                                By:     Kronus Property III, Inc., its manager

                                By:    /s/ Richard Mack
                                       ----------------
                                Name:  Richard Mack
                                Title: Vice President


                           By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                                 By: P. O'B. Operating Partners I, L.P., a Texas
                                     limited partnership, its general partner

                                     By: Montgomery Operating Partners, Inc., a
                                         Texas corporation, its general partner

                                     By:    /s/ Randy Twist
                                            ---------------
                                     Name:  Randy Twist
                                     Title: Executive Vice President

                    Consented to by:

                        Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                        By: Apollo Real Estate Advisors III, L.P., its managing general partner

                             By: Apollo Real Estate Capital Advisors III, Inc., its general partner


                        By:    /s/ Richard Mack
                               ----------------
                        Name:  Richard Mack
                        Title: Vice President

Contributors of Court Street Plaza, Pasco, WA:

                          P O'B. Apollo Pasco, L.P.,
                          a Delaware limited partnership


                          By: AP-GP Ogden LLC, a Delaware limited liability company, its general partner

                               By:    Kronus Property, Inc., its manager

                               By:    /s/ Richard Mack
                                      ----------------
                               Name:  Richard Mack
                               Title: Vice President


                          By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                               By: P. O'B. Operating Partners I, L.P., a Texas
                                   limited partnership, its general partner

                                   By:   Montgomery Operating Partners, Inc., a
                                         Texas corporation, its general partner

                                   By:    /s/ Randy Twist
                                          ---------------
                                   Name:  Randy Twist
                                   Title: Executive Vice President

                    Consented to by:

                             Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership, its limited partner

                             By: Apollo Real Estate Advisors II, L.P., its managing general partner

                                    By:  Apollo Real Estate Capital Advisors II,
                                         Inc., its general partner


                             By:    /s/ Richard Mack
                                    ----------------
                             Name:  Richard Mack
                             Title: Vice President

Contributors of Cheyenne - Hobby Lobby, Cheyenne, WY:

                           P O'B. Apollo Cheyenne, L.P.,
                           a Delaware limited partnership


                           By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                                By:    Kronus Property III, Inc., its manager

                                By:    /s/ Richard Mack
                                       ----------------
                                Name:  Richard Mack
                                Title: Vice President


                           By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                                By: P. O'B. Operating Partners III, L.P., a
                                    Texas limited partnership, its general
                                    partner

                                    By:    Montgomery Operating Partners III,
                                           Inc.,  a Texas corporation, its
                                           general partner

                                    By:    /s/ Randy Twist
                                           ---------------
                                    Name:  Randy Twist
                                    Title: Executive Vice President

                  Consented to by:

                             Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                             By: Apollo Real Estate Advisors III, L.P., its managing general partner

                                    By: Apollo Real Estate Capital Advisors III,
                                      Inc., its general partner


                             By:    /s/ Richard Mack
                                    ----------------
                             Name:  Richard Mack
                             Title: Vice President

Contributors of Tacoma Place, Tacoma, WA:

                         P O'B. Apollo Tacoma, L.P.,
                         a Delaware limited partnership


                         By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                              By:    Kronus Property III, Inc., its manager

                              By:    /s/ Richard Mack
                                     ----------------
                              Name:  Richard Mack
                              Title: Vice President


                         By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                              By: P. O'B. Operating Partners I, L.P., a Texas limited partnership, its general partner

                                   By:    Montgomery Operting Partners, Inc., a
                                          Texas corporation, its general partner


                                   By:    /s/ Randy Twist
                                          ---------------
                                   Name:  Randy Twist
                                   Title: Executive Vice President

                  Consented to by:

                           Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                           By: Apollo Real Estate Advisors III, L.P., its managing general partner

                                  By: Apollo Real Estate Capital Advisors III, Inc., its general partner


                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President

Contributors of Tacoma Place Pad, Tacoma, WA:

                      P O'B. Apollo Tacoma Pad, L.P.,
                      a Delaware limited partnership


                      By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                            By:    Kronus Property III, Inc., its manager

                            By:    /s/ Richard Mack
                                   ----------------
                            Name:  Richard Mack
                            Title: Vice President


                      By: P. O'B. Capital Partners I, L.P., a Texas limited partnership, its general partner and a limited partner

                            By:  P. O'B. Operating Partners I, L.P., a
                                 Texas limited partnership, its general partner

                                 By:    Montgomery Operating Partners, Inc.,
                                        a Texas corporation, its general partner


                                 By:    /s/ Randy Twist
                                        ----------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                Consented to by:

                      Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                      By: Apollo Real Estate Advisors III, L.P., its general partner

                           By: Apollo Real Estate Capital Advisors III, Inc., its general partner


                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President

Contributors of San Mar Village, San Marcos, TX:

                      P O'B. Apollo San Marcos, L.P.,
                      a Delaware limited partnership


                      By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                            By:    Kronus Property III, Inc., its manager

                            By:    /s/ Richard Mack
                                   ----------------
                            Name:  Richard Mack
                            Title: Vice President


                      By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                            By:  P. O'B. Operating Partners III, L.P., a
                                 Texas limited partnership, its general partner

                                 By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                 By:    /s/ Randy Twist
                                        ----------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                Consented to by:

                      Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                      By: Apollo Real Estate Advisors III, L.P., its general partner

                           By: Apollo Real Estate Capital Advisors III, Inc., its general partner


                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President

Contributors of Highlands Center, Kennewick, WA:

                       P O'B. Apollo Highlands, L.P.,
                       a Delaware limited partnership


                       By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                            By:    Kronus Property III, Inc., its manager

                            By:    /s/ Richard Mack
                                   ----------------
                            Name:  Richard Mack
                            Title: Vice President


                       By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                            By: P. O'B. Operating Partners III, L.P., a Texas limited partnership, its general partner

                                 By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                 By:    /s/ Randy Twist
                                        ---------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                 Consented to by:

                       Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                       By: Apollo Real Estate Advisors III, L.P., its general partner

                              By: Apollo Real Estate Capital Advisors III, Inc.,
                                  its general partner


                       By:    /s/ Richard Mack
                              ----------------
                       Name:  Richard Mack
                       Title: Vice President

Contributors of Franklin Park Mall, Spokane, WA:

                      P O'B. Apollo Franklin Park, L.P.,
                      a Delaware limited partnership


                      By: AP-GP POB III LLC, a Delaware limited liability company, its general partner

                           By:    Kronus Property III, Inc., its manager

                           By:    /s/ Richard Mack
                                  ----------------
                           Name:  Richard Mack
                           Title: Vice President


                      By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                           By:  P. O'B. Operating Partners III, L.P., a
                                Texas limited partnership, its general
                                partner

                                By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                By:    /s/ Randy Twist
                                       ---------------
                                Name:  Randy Twist
                                Title: Executive Vice President

                   Consented to by:

                       Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, its limited partner

                       By: Apollo Real Estate Advisors III, L.P., its general partner

                              By: Apollo Real Estate Capital Advisors III, Inc.,
                                  its general partner


                       By:    /s/ Richard Mack
                              ----------------
                       Name:  Richard Mack
                       Title: Vice President

Contributors of Coronado, Sante Fe, NM:

                      P O'B. Apollo Sante Fe, L.P.,
                      a Delaware limited partnership


                      By: AP-GP Century, LLC, a Delaware limited liability company, its general partner

                           By: AP Century IV Operating Corporation, a
                               Delaware corporation, its manager

                               By:   /s/ Andy Cohen
                                     -------------
                               Name:  Andy Cohen
                               Title: Vice President


                      By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                            By: P. O'B. Operating Partners III, L.P., a
                                Texas limited partnership, its general
                                partner

                                 By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                 By:    /s/ Randy Twist
                                        ---------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                  Consented to by:

                           AP Century I, L.P.,
                           a Delaware limited partnership, its limited partner

                           By: AP-GP Century, LLC, a Delaware limited liability company, its managing general partner

                                 By:    AP Century IV Operating Corporation,
                                        a Delaware corporation, its manager


                                 By:    /s/ Andy Cohen
                                        -------------
                                 Name:  Andy Cohen
                                 Title: Vice President

Contributors of University Place, Lincoln, NE:

                        P. O'B. Apollo Lincoln, L.P.,
                        a Delaware limited partnership


                        By: AP-GP Century, LLC, a Delaware limited liability company, its general partner

                             By:  AP Century IV Operating Corporation, a
                                  Delaware corporation, its manager

                                 By:    /s/ Andy Cohen
                                        -------------
                                 Name:  Andy Cohen
                                 Title: Vice President


                        By: P.O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                             By: P.O'B. Operating Partners III, L.P., a Texas
                                 limited partnership, its general partner

                                 By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                 By:    /s/ Randy Twist
                                        ---------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                  Consented to by:

                           AP Century I, L.P.,
                           a Delaware limited partnership, its limited partner

                           By: AP-GP Century, LLC, a Delaware limited liability
                               company, its managing general partner

                               By: AP Century IV Operating Corporation, a Delaware corporation, its manager


                               By:    /s/ Andy Cohen
                                      --------------
                               Name:  Andy Cohen
                               Title: Vice President

Contributors of Washington Plaza, Richland, WA:

                        P. O'B. Apollo Richland, L.P.,
                        a Delaware limited partnership


                        By: AP-GP Century, LLC, a Delaware limited liability
                            company, its general partner

                            By: AP Century IV Operating Corporation, a
                                Delaware corporation, its manager

                                By:    /s/ Andy Cohen
                                       --------------
                                Name:  Andy Cohen
                                Title: Vice President


                         By: P.O'B. Capital Partners III, L.P., a Texas
                             limited partnership, its general partner and
                             a limited partner

                             By: P.O'B. Operating Partners III, L.P., a Texas
                                 limited partnership, its general partner

                                 By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                 By:    /s/ Randy Twist
                                        ---------------
                                 Name:  Randy Twist
                                 Title: Executive Vice President

                 Consented to by:

                           AP Century I, L.P.,
                           a Delaware limited partnership, its limited partner

                           By: AP-GP Century, LLC, a Delaware limited liability company, its managing partner

                                By:    AP Century IV Operating Corporation,
                                       a Delaware corporation, its manager


                                By:    /s/ Andy Cohen
                                       --------------
                                Name:  Andy Cohen
                                Title: Vice President

Contributors of Holly Farm, Milwaukie, OR:

                     P. O'B. Apollo Holly Farm, L.P.,
                     a Delaware limited partnership


                     By: AP-GP Century, LLC, a Delaware limited liability company, its general partner

                          By:  AP Century IV Operating Corporation,
                               a Delaware corporation, its manager

                               By:    /s/ Andy Cohen
                                      --------------
                               Name:  Andy Cohen
                               Title: Vice President


                     By: P.O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                           By:  P.O'B. Operating Partners III, L.P., a
                                Texas limited partnership, its general
                                partner

                                By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                                By:    /s/ Randy Twist
                                       ---------------
                                Name:  Randy Twist
                                Title: Executive Vice President

               Consented to by:

                     AP Century I, L.P.,
                     a Delaware limited partnership, its limited partner

                     By: AP-GP Century, LLC, a Delaware limited liability company, its managing general partner

                          By: AP Century IV Operating Corporation, a Delaware corporation, its manager


                          By:    /s/ Andy Cohen
                                 --------------
                          Name:  Andy Cohen
                          Title: Vice President

Contributors of Marysville Towne Center, Marysville, WA:

                     P. O'B. Apollo LMPSF, L.P.,
                     a Delaware limited partnership


                     By: AP-GP Century, LLC, a Delaware limited liability company, its general partner

                          By: AP Century IV Operating Corporation, a
                              Delaware corporation, its manager

                              By:    /s/ Andy Cohen
                                     --------------
                              Name:  Andy Cohen
                              Title: Vice President


                     By: P. O'B. Capital Partners III, L.P., a Texas limited partnership, its general partner and a limited partner

                          By: P. O'B. Operating Partners III, L.P., a Texas
                              limited partnership, its general partner

                              By: Montgomery Operating Partners III, Inc., a Texas corporation, its general partner

                              By:    /s/ Randy Twist
                                     ---------------
                              Name:  Randy Twist
                              Title: Executive Vice President

                Consented to by:

                     AP Century I, L.P.,
                     a Delaware limited partnership, its limited partner

                     By: AP-GP Century, LLC, a Delaware limited liability company, its managing general manager

                          By: AP Century IV Operating Corporation, a Delaware corporation, its manager


                          By:    /s/ Andy Cohen
                                 --------------
                          Name:  Andy Cohen
                          Title: Vice President

Contributors of Odessa Staples, Odessa, TX:

                            POB Odessa, L.P., a Texas limited partnership

                            By: POB Montgomery Development Corporation, a Texas corporation, its general partner


                                 By:  /s/ Phillip O'B. Montgomery, III
                                      -----------------------------------------
                                      Phillip O'B. Montgomery, III, President

                            Consented to by:


                                 /s/ Phillip O'B. Montgomery, III
                                 ----------------------------------------------
                                 Philip O'B. Montgomery, III, Limited Partner


                                 /s/ Harold Montgomery
                                 ----------------------------------------------
                                 Harold Montgomery, Limited Partner


                                 /s/ Will S. Montgomery
                                 ----------------------------------------------
                                 Will S. Montgomery, Limited Partner


                                 /s/ Carter Montgomery
                                 ----------------------------------------------
                                 Carter Montgomery, Limited Partner


                                 /s/ Randy Twist
                                 ----------------------------------------------
                                 Randy Twist, Limited Partner


                                 /s/ William Douglas Archer
                                 ----------------------------------------------
                                 William Douglas Archer, Limited Partner


                                 /s/ Austin Neuhoff
                                 ----------------------------------------------
                                 Austin Neuhoff, Limited Partner


                                 /s/ Douglas Maclay, Sr
                                 ----------------------------------------------
                                 Douglas Maclay, Sr., Limited Partner

Contributors of P. O'B. Harker Heights, L.P.*:

                                 P. O'B. Montgomery Development Corporation, a Texas corporation


                                     By: /s/ Phillip O'B. Montgomery, III
                                         ---------------------------------------
                                         Phillip O'B. Montgomery, III, President


                                 /s/ Philip O'B. Montgomery, III
                                 ----------------------------------------
                                 Philip O'B. Montgomery, III


                                 /s/ Harold Montgomery
                                 ----------------------------------------
                                 Harold Montgomery


                                 /s/ Will S. Montgomery
                                 ----------------------------------------
                                 Will S. Montgomery


                                 /s/ Carter Montgomery
                                 ----------------------------------------
                                 Carter Montgomery


                                 /s/ Randy S. Twist
                                 ----------------------------------------
                                 Randy S. Twist


                                 /s/ William Douglas Archer
                                 ----------------------------------------
                                 William Douglas Archer


                                 /s/ Lance Taylor
                                 ----------------------------------------
                                 Lance Taylor


                                 /s/ Douglas W. Maclay
                                 ----------------------------------------
                                 Douglas W. Maclay

Contributors of POB Monroe, L.P.* and P. O'B. Greenville, L.P.*:

                          P. O'B. Montgomery Development Corporation, a Texas corporation


                                 By: /s/ Phillip O'B. Montgomery, III
                                     -------------------------------------------
                                     Phillip O'B. Montgomery, III, President


                          /s/ Phillip O'B. Montgomery, III
                          --------------------------------------
                          Philip O'B. Montgomery, III


                          /s/ Harold Montgomery
                          --------------------------------------
                          Harold Montgomery


                          /s/ Will S. Montgomery
                          --------------------------------------
                          Will S. Montgomery


                          /s/ Carter Montgomery
                          --------------------------------------
                          Carter Montgomery


                          /s/ Randy S. Twist
                          --------------------------------------
                          Randy S. Twist


                          /s/ William Douglas Archer
                          --------------------------------------
                          William Douglas Archer


                          /s/ Austin Neuhoff
                          --------------------------------------
                          Austin Neuhoff


                          /s/ Douglas W. Maclay
                          --------------------------------------
                          Douglas W. Maclay

Contributor of general partner interest in Keller Crossing Limited Partnership*:

                        P O'B. Operating Partners II, L.P.,
                        a Texas limited partnership

                        By: P.O'B. Montgomery Development Corporation, a Texas corporation, its general partner


                             By: /s/ Phillip O'B. Montgomery, III
                                 -----------------------------------------------
                                 Phillip O'B. Montgomery, III, President

Contributors of general partner interest and 32_% limited partner interest in POB Gallatin, L.P.*:


                        Montgomery MT Company, L.L.C.,
                        a Texas limited liability company

                             /s/ Phillip O'B. Montgomery, III
                             ---------------------------------------------------
                             Phillip O'B. Montgomery, III, President


                        POB Operating MT, L.P.,
                        a Texas limited partnership

                        By: Montgomery MT Company, LLC, a Texas limited liability company, its general partner

                             /s/ Phillip O'B. Montgomery, III
                             ---------------------------------------------------
                             Phillip O'B. Montgomery, III, President

Contributor of 49.5% limited partner interest in POB Missoula, L.P.*:

                               Missoula Operating Partners, L.P.,
                               a Texas limited partnership

                               By: Missoula POB, Inc., a Texas corporation, its general partner


                                    /s/ Phillip O'B. Montgomery, III
                                    --------------------------------------------
                                    Phillip O'B. Montgomery, III, President

                               Consented to by:

                                    Missoula Co GP, Inc., a Texas corporation


                                    By: /s/ Phillip O'B. Montgomery, III
                                        ----------------------------------------
                                        Philip O'B Montgomery, III, President

Contributor of 50.0% of the Common Stock of Missoula CO GP, Inc.*:


                                    /s/ Phillip O'B. Montgomery, III
                                    --------------------------------------------
                                    Philip O'B. Montgomery, III

Contributor of general partner interest in Ohio/121 Limited Partnership*:

                               P. O'B. Ohio, L.P.
                               a Texas limited partnership

                               By: P.O'B. Montgomery Development Corporation,
                                   a Texas corporation, its general partner


                                   By: /s/ Phillip O'B. Montgomery, III
                                       -----------------------------------------
                                       Phillip O'B. Montgomery, III, President

Contributors of 100.0% of the Common Stock of P. O'B. Montgomery & Company*:


                                       /s/ Philip O'B. Montgomery, III
                                       -----------------------------------------
                                       Philip O'B. Montgomery, III


                                       /s/ Carter Montgomery
                                       -----------------------------------------
                                       Carter Montgomery


                                       /s/ Will S. Montgomery
                                       -----------------------------------------
                                       Will S. Montgomery


                                       /s/ Harold Montgomery
                                       -----------------------------------------
                                       Harold Montgomery